UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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BANCORPSOUTH, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804

March 23, 2007

TO THE SHAREHOLDERS OF BANCORPSOUTH, INC.

On Wednesday, April 25, 2007, at 9:30 a.m. (Central Time), the annual meeting of shareholders of BancorpSouth, Inc. will be held at the BancorpSouth Arena, 375 East Main Street, Tupelo, Mississippi 38804. You are cordially invited to attend and participate in the meeting.

Please read our enclosed Annual Report to Shareholders and the attached Proxy Statement. They contain important information about BancorpSouth and the matters to be addressed at the annual meeting.

Whether you plan to attend the meeting or not, I urge you to vote your proxy as soon as possible to assure your representation at the meeting. For your convenience, you can vote your proxy in one of the following ways:

•	Use the Internet at the web address shown on your proxy card;

•	Use the touch-tone telephone number shown on your proxy card; or

•	Complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

Instructions regarding each method of voting are contained in the Proxy Statement and on the enclosed proxy card. If you attend the annual meeting and desire to vote your shares personally rather than by proxy, you may withdraw your proxy at any time before it is exercised.

I look forward to seeing you at this year’s annual meeting.

Sincerely,

AUBREY B. PATTERSON
Chairman of the Board
and Chief Executive Officer

Enclosures:
1. Proxy Card and Business Reply Envelope
2. Householding Notice, if applicable
3. Annual Report to Shareholders

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY BY INTERNET, TOUCH-TONE TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY.

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 25, 2007

TO THE SHAREHOLDERS OF BANCORPSOUTH, INC.

The annual meeting of shareholders of BancorpSouth, Inc. will be held on Wednesday, April 25, 2007, at 9:30 a.m. (Central Time) at the BancorpSouth Arena, 375 East Main Street, Tupelo, Mississippi 38804 for the following purposes:

(1) To elect four directors;

(2) To ratify the Audit Committee’s selection of the accounting firm of KPMG LLP as independent auditors of BancorpSouth, Inc. and its subsidiaries for the year ending December 31, 2007;

(3) To approve a proposed amendment to our Restated Articles of Incorporation; and

(4) To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 5, 2007 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

AUBREY B. PATTERSON
Chairman of the Board
and Chief Executive Officer

March 23, 2007

IMPORTANT:

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR PROXY BY INTERNET, TOUCH-TONE TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors, to be voted at our annual meeting of shareholders to be held at the BancorpSouth Arena, 375 East Main Street, Tupelo, Mississippi 38804 on April 25, 2007, at 9:30 a.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are first being sent to shareholders on or about March 23, 2007.

If your proxy is properly given and not revoked, it will be voted in accordance with the instructions, if any, given by you, and if no instructions are given, it will be voted (i) “FOR” the election as directors of the nominees listed in this Proxy Statement, (ii) “FOR” ratification of the Audit Committee’s selection of the accounting firm of KPMG LLP as independent auditors for us and our subsidiaries for the year ending December 31, 2007, (iii) “FOR” the proposed amendment to our Restated Articles of Incorporation, and (iv) in accordance with the recommendations of our Board of Directors on any other proposal that may properly come before the annual meeting.

Shareholders are encouraged to vote their proxies by Internet, touch-tone telephone or completing, signing, dating and returning the enclosed proxy card, but not by more than one method. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Shareholders who vote by proxy using any method before the annual meeting have the right to revoke the proxy at any time before it is exercised by submitting a written request to us or by voting another proxy at a later date. The grant of a proxy will not affect the right of any shareholder to attend the meeting and vote in person. For a general description of how votes will be counted, please refer to the section below entitled “GENERAL INFORMATION — Counting of Votes.”

Pursuant to the Mississippi Business Corporation Act and our governing documents, a proxy to vote submitted by Internet or touch-tone telephone has the same validity as one submitted by mail. To submit your proxy to vote by Internet, you need to access the website www.investorvote.com, enter the 6-digit control number found on the enclosed proxy card and follow the instructions on the website. To submit your proxy to vote by touch-tone telephone, call 1-800-652-8683, enter the 6-digit control number on the enclosed proxy card and follow the instructions. You may submit your proxy to vote by Internet or telephone at anytime until 10:59 p.m. (Central Time) on April 24, 2007 and either method should not require more than a few minutes to complete. To submit your proxy to vote by mail, please complete, sign, date and return the enclosed proxy card in the enclosed business reply envelope.

If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Each method of voting listed above is offered to shareholders who own their shares through a broker, bank or other holder of record. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that may properly come before the annual meeting.

The close of business on March 5, 2007 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at this year’s annual meeting. As of such date, we had 500,000,000 authorized shares of common stock, $2.50 par value, of which 82,238,612 shares were outstanding. Each share of our common stock is entitled to one vote. The common stock is our only outstanding voting stock. Holders of a majority of the outstanding shares of our common stock must be present, in person or by proxy, to constitute a quorum for the transaction of business.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Directors are elected by a plurality of the votes cast by the holders of shares of common stock represented at a meeting at which a quorum is present. The holders of our common stock do not have cumulative voting rights with respect to the election of directors. Consequently, each shareholder may cast one vote per share for each nominee.

Unless a proxy specifies otherwise, the persons named in the proxy shall vote the shares covered by the proxy for the nominees listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

Nominees

The Board of Directors has nominated the four individuals named below under the caption “Class III Nominees” for election as directors to serve until the annual meeting of shareholders in 2010 or until their earlier retirement in accordance with our retirement policy for directors. Our retirement policy for directors provides that a director may not stand for re-election to the Board after reaching his 70th birthday, unless the Board determines that BancorpSouth would significantly benefit from such director serving another term because of his advice, expertise and influence.

At the end of a director’s term, the Board may, in its discretion, re-nominate that director for another term. If the Board does not re-nominate a former director for another term after his 70th birthday or such person is not re-elected by our shareholders, the person would then serve as a Director Emeritus for a one-year term, and be eligible for re-election as a Director Emeritus by the Board annually. A Director Emeritus does not have the authority of a director and does not meet with the Board, but is given this title in honor of past service.

Each nominee has consented to be a candidate and to serve as a director if elected.

The following table shows the names, ages, principal occupations and other directorships of the nominees designated by the Board of Directors to become directors and the year in which each nominee was first elected to the Board of Directors:

Class III Nominees — Term Expiring in 2010

Name	Age	Principal Occupation/Other Directorships	Director Since

Larry G. Kirk	60	Retired, Tupelo, Mississippi; Chairman of the Board and Chief Executive Officer, Hancock Fabrics, Inc., Tupelo, Mississippi (fabric retailer and wholesaler) (1996-2005)	2002
Guy W. Mitchell, III	63	Vice President and Attorney at Law, Mitchell, McNutt and Sams, P.A., Tupelo, Mississippi	2003
R. Madison Murphy	49	Director, Murphy Oil Corporation, El Dorado, Arkansas (integrated oil company); Director, Deltic Timber Corporation, El Dorado, Arkansas (timber production), Managing Member, Murphy Family Management, LLC (investments)	2000
Aubrey B. Patterson	64	Chairman of the Board and Chief Executive Officer of BancorpSouth, Inc. and BancorpSouth Bank; Director, Furniture Brands International, Inc., St. Louis, Missouri and Tupelo, Mississippi (furniture manufacturer)	1983

Continuing Directors

Each person named below will continue to serve as a director until the annual meeting of shareholders in the year indicated for the expiration of his term. Shareholders are not voting on the election of the Class II and Class I directors listed below. The following tables show the names, ages, principal occupations and other directorships of each continuing director, and the year in which each was first elected to the Board of Directors:

Class II Directors — Term Expiring in 2008

Name	Age	Principal Occupation/Other Directorships	Director Since

W. G. Holliman, Jr.	69	Chairman of the Board and Chief Executive Officer, Furniture Brands International, Inc., St. Louis, Missouri and Tupelo, Mississippi (furniture manufacturer)	1994
James V. Kelley	57	Chief Operating Officer and President of BancorpSouth, Inc. and BancorpSouth Bank; Director, Murphy Oil Corporation, El Dorado, Arkansas (integrated oil company)	2000
Turner O. Lashlee	70	Chairman of the Board, Lashlee-Rich, Inc., Humboldt, Tennessee (general construction)	1992
Alan W. Perry	59	Attorney at Law, Forman, Perry, Watkins, Krutz & Tardy LLP, Jackson, Mississippi	1994

Class I Directors — Term Expiring in 2009

Name	Age	Principal Occupation/Other Directorships	Director Since

Hassell H. Franklin	71	Chief Executive Officer, Franklin Corp., Houston, Mississippi (furniture manufacturer)	1974
Robert C. Nolan	65	Chairman of the Board, Deltic Timber Corporation, El Dorado, Arkansas (timber production); Managing Partner, Munoco Company, El Dorado, Arkansas (oil and gas exploration and production)	2000
W. Cal Partee, Jr.	62	Partner, Partee Flooring Mill, Oil and Timber Investments, Magnolia, Arkansas (oil and lumber production)	2000
Travis E. Staub*	74	Retired, Fulton, Mississippi; Construction/engineering consultant, Fulton, Mississippi (2003-2004); Vice Chairman, JESCO, Inc., Fulton, Mississippi (construction and engineering) (1994-2003)	1975

*	Mr. Staub will retire on the date of the annual meeting of shareholders in 2008.

Each of the nominees and continuing directors has had the principal occupation indicated for more than five years unless otherwise indicated. Messrs. Murphy and Nolan are first cousins.

Required Vote

Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast by the holders of shares of common stock represented at the annual meeting and entitled to vote. However, pursuant to our Amended and Restated Bylaws, amended as of January 24, 2007, any nominee who receives a greater number of “withheld” votes than “for” votes shall promptly tender his resignation. The Nominating Committee will make a recommendation to the Board of Directors with respect to such offer(s) of resignation and the Board will act on such recommendation within 90 days after the shareholder vote. Any director who tenders his resignation shall not participate in the Nominating Committee recommendation or Board action regarding the resignation.

The Board of Directors recommends that shareholders vote
“FOR” each of the Class III nominees.

PROPOSAL 2: RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee of the Board of Directors selected the accounting firm of KPMG LLP as independent auditors of BancorpSouth and its subsidiaries for the year ending December 31, 2007 and seeks ratification of the selection by our shareholders. This firm has served as our independent auditors since 1973.

In addition to rendering audit services for the year ended December 31, 2006, KPMG LLP performed various other services for us and our subsidiaries. The aggregate fees billed for the services rendered to us by KPMG LLP for the years ended December 31, 2006 and December 31, 2005 were as follows:

	2006	2005

Audit Fees(1)	$781,000	$913,211
Audit-Related Fees(2)	68,000	45,000
Tax Fees(3)	—	127,450
All Other Fees	—	—

Total	$849,000	$1,085,661

(1)	The Audit Fees for the years ended December 31, 2006 and 2005 consisted principally of fees for professional services in connection with the audits of our consolidated financial statements and the audit of internal control over financial reporting as well as various statutory and compliance audits. The amount shown for 2005 includes $144,711 related to the final bill for audit services rendered in 2004.

(2)	The Audit-Related Fees for the years ended December 31, 2006 and 2005 consisted principally of fees for audits of financial statements of the BancorpSouth, Inc. Amended and Restated Salary Deferral — Profit Sharing Employee Stock Ownership Plan.

(3)	Tax Fees for the years ended December 31, 2005 consisted of fees for tax consultation and tax compliance services.

All audit and non-audit services performed by KPMG LLP must be pre-approved by the Audit Committee. The Audit Committee specifically reviews and pre-approves each audit and non-audit service provided by KPMG LLP prior to its engagement to perform such services. The Audit Committee has not adopted any other pre-approval policies or procedures.

Shareholder ratification of the Audit Committee’s selection of KPMG LLP as our independent auditors for the year ending December 31, 2007 is not required by our Amended and Restated Bylaws or otherwise. Nonetheless, the Board of Directors has elected to submit the selection of KPMG LLP to our shareholders for ratification. If a quorum is present, approval of this proposal requires the affirmative vote of a majority of the shares of our common stock represented at the meeting and entitled to vote at the annual meeting. If the selection of KPMG LLP as our independent auditors for the year ending December 31, 2007 is not ratified, the matter will be referred to the Audit Committee for further review.

Representatives of KPMG LLP will be at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote “FOR”
ratification of the selection of KPMG LLP as our independent auditors for 2007.

PROPOSAL 3: AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

Introduction

On January 24, 2007, the Board of Directors unanimously adopted a bylaw provision that requires any of our directors who receives a greater number of “withheld” votes than “for” votes in an uncontested election to resign. As a result, a vacancy could arise on the Board if any director fails to receive more “for” votes than “withheld” votes in an election at an annual meeting. Currently, Article 6(a) of our Restated Articles of Incorporation provides that a vacancy “shall be filled by vote of the shareholders and the term of any such director shall be for the balance of the term of the retiring director’s class.” Therefore, any vacancy resulting from a director failing to receive enough “for” votes could not be filled unless a special meeting of shareholders was called to fill the vacancy or until the election at the next annual meeting. To avoid the expense of calling a special meeting of shareholders or waiting until the next annual meeting, the Board of Directors unanimously adopted, subject to shareholder approval, the proposed amendment to our Restated Articles of Incorporation to permit the directors to fill a vacancy on the Board.

Amendment

The proposed amendment to our Restated Articles of Incorporation states that if a vacancy occurs on the Board of Directors for any reason, the Board may fill the vacancy or the Board may instead elect to not fill the vacancy or have the vacancy filled by a vote of the shareholders at a regular or special meeting. The amendment also corrects an error in a statutory reference in Article 9(a) of the Restated Articles of Incorporation. The complete text of the amendment is attached as Appendix A to this Proxy Statement and this summary is qualified in its entirety by reference to Appendix A, which is incorporated herein by reference in its entirety.

Based on this amendment, if a vacancy arises because a director fails to receive more “for” votes than “withheld” votes in an uncontested election, the Board could (i) appoint a director to fill the vacancy, (ii) leave the position vacant until the election of directors at the next annual meeting or (iii) call a special meeting for shareholders to vote on another nominee to fill the vacancy. The amendment creates greater flexibility in filling a vacancy than our Restated Articles of Incorporation currently permit. Pursuant to Section 79-4-8.05(d) of the Mississippi Code Annotated, the term of the director that is elected or appointed to fill the vacancy would expire at the next annual meeting of shareholders at which directors are elected.

Pursuant to Section 79-4-8.10(a)(2) of the Mississippi Code Annotated, unless the articles of incorporation provide otherwise, either the Board of Directors or the shareholders may fill a vacancy arising on the Board. Management believes that the amendment is closer to the default provision under Mississippi law than our current Restated Articles of Incorporation because the amendment authorizes the Board to determine whether either the Board or the shareholders may fill a vacancy whereas under our current Restated Articles of Incorporation, only the shareholders may fill a vacancy. However, unlike the default statutory provision, the amendment would not permit the shareholders to fill a vacancy unless the Board first authorizes and prompts such action.

Potential Anti-Takeover Effect

Although the proposed amendment to the Restated Articles of Incorporation could, under certain circumstances, have an anti-takeover effect, it is not being proposed in response to any effort to obtain control of BancorpSouth. If the amendment is approved and, for example, the shareholders were to cast more “withheld” votes than “for” votes for the director nominees as part of a plan to appoint new directors and/or change the control of BancorpSouth, the remaining directors could appoint their own candidates to fill the resultant vacancies, preventing shareholder nominees from being elected to the Board, whereas under the terms of our current Restated Articles of Incorporation, the shareholders could fill such vacancies with their nominees.

Other than the proposed amendment, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Restated Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of BancorpSouth. Our Restated Articles of Incorporation currently contain other provisions that have an anti-takeover effect, such as provisions creating a classified board of directors and requiring a supermajority vote of shareholders for the approval of certain mergers.

Required Vote

Assuming the presence of a quorum, the affirmative vote of the majority of the shares of our common stock represented at the annual meeting and entitled to vote is required to approve the proposed amendment to our Restated Articles of Incorporation.

If the proposed amendment to our Restated Articles of Incorporation is approved, we intend to file the amendment shortly after the annual meeting. The amendment to our Restated Articles of Incorporation will be effective immediately upon acceptance of the filing by the Mississippi Secretary of State.

The Board of Directors recommends that shareholders vote “FOR”
approval of the proposed amendment to our Restated Articles of Incorporation.

CORPORATE GOVERNANCE

Director Attendance at Board, Committee and Annual Meetings

During 2006, our Board of Directors held seven meetings. Each director attended at least 75% of the total of all meetings of the Board of Directors and all committees on which such director served, except Mr. Nolan, who attended 71% of the total of all meetings of the Board of Directors and all committees on which he served (but attended 100% of all meetings of the Board of Directors). BancorpSouth encourages its Board members to attend the annual meeting of shareholders. In 2006, all of our directors attended the annual meeting of shareholders.

Committees of the Board of Directors

The Board of Directors has established four standing committees — the Executive Committee, the Audit Committee, the Executive Compensation and Stock Incentive Committee and the Nominating Committee. A copy of the charter of each of these committees, except for the Executive Committee, is available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Governance.”

The following table shows the current membership of each committee of the Board of Directors:

Executive
Compensation and
	Executive		Stock Incentive	Nominating
Director	Committee	Audit Committee	Committee	Committee

Hassell H. Franklin	X		X	Chair
W. G. Holliman, Jr.	X			X
James V. Kelley	X
Larry G. Kirk		Chair
Turner O. Lashlee	X		X	X
Guy W. Mitchell, III
R. Madison Murphy		X
Robert C. Nolan	X		X	X
W. Cal Partee, Jr.		X
Aubrey B. Patterson	Chair
Alan W. Perry
Travis E. Staub	X		Chair	X

Executive Committee.  The Executive Committee acts on behalf of the Board of Directors on all matters concerning the management and conduct of our business and affairs, except those matters enumerated in the Executive Committee Charter and those matters reserved to the Board of Directors under state law. Generally, the Executive Committee meets monthly. The Executive Committee held eight meetings during 2006.

Audit Committee.  The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)58(A) of the Securities Exchange Act of 1934 that is responsible for, among other things:

•	monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements and our financial reporting process and systems of internal controls;

•	monitoring the work of the Audit/Loan Review Committee of BancorpSouth Bank;

•	evaluating the independence and qualifications of our independent auditors;

•	evaluating the performance of our independent auditors and our internal auditing department;

•	providing an avenue of communication among the independent auditors, management, our internal audit department, our subsidiaries and our Board of Directors; and

•	selecting, engaging, overseeing, evaluating and determining the compensation of our independent auditors.

This committee’s performance is evaluated annually. The Board of Directors has determined that each member of the Audit Committee is independent under the listing standards of the New York Stock Exchange. Our Board of Directors has also determined that each of Messrs. Kirk and Murphy is an “audit committee financial expert” as defined in regulations adopted by the Securities and Exchange Commission. The Audit Committee held 13 meetings during 2006.

Executive Compensation and Stock Incentive Committee.  The Charter of the Executive Compensation and Stock Incentive Committee was amended and restated as of March 21, 2007. Pursuant to this amended and restated charter, the Executive Compensation and Stock Incentive Committee reviews corporate goals and objectives relevant to the compensation of our Named Executive Officers (as identified in the section below entitled “EXECUTIVE COMPENSATION — Summary Compensation Table”), evaluates the performance of our Named Executive Officers and determines the salary, benefits and other compensation of our Named Executive Officers. After consultation with management, this committee makes recommendations to the Board of Directors with respect to the salaries, benefits and other compensation of our executive officers other than the Named Executive Officers. Pursuant to the amended and restated charter, the committee reviews and approves at least annually the compensation paid to non-employee directors and reviews and recommends to the Board for approval in advance all “related person” transactions between us and any of our “related persons.” The committee, or a subcommittee thereof, also administers our 1995 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended and restated, Home Office Incentive Plan, 1994 Stock Incentive Plan, as amended and restated, 1998 Stock Option Plan and Executive Performance Incentive Plan.

This committee has the sole authority to retain, at BancorpSouth’s expense, any compensation consultant to assist in the evaluation of executive officer compensation and to approve such consultant’s fees and other retention terms. In addition, the committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it deems necessary to carry out its duties, at BancorpSouth’s expense, without prior approval of the Board of Directors or management.

The activities of this committee must be conducted in accordance with the policies and principles set forth in our Corporate Governance Principles and this committee’s performance is evaluated annually. On occasion, the Chief Executive Officer attends Executive Compensation and Stock Incentive Committee meetings. The Chief Executive Officer provides information to the Executive Compensation and Stock Incentive Committee concerning the executive officers, discusses performance measures relating to executive officer compensation and makes recommendations to the Executive Compensation and Stock Incentive Committee concerning the compensation of the executive officers. The Board of Directors has determined that each committee member is independent under the listing standards of the New York Stock Exchange. This committee held three meetings during 2006.

In 2006, the Executive Compensation and Stock Incentive Committee engaged the compensation consulting firm of Watson Wyatt Worldwide to review our compensation programs and provide advice with respect to the aggregate level of our executive compensation as well as the mix of elements used to compensate our executive officers. In addition to its engagement as a consultant to the Executive Compensation and Stock Incentive Committee, Watson Wyatt provided substantial advisory and actuarial services with respect to our pension plans and other employee benefit plans and compensation programs.

In performing its services, Watson Wyatt interacted collaboratively with the Executive Compensation and Stock Incentive Committee and senior management. In the past, Watson Wyatt has also provided services that resulted in the addition of equity-based incentives that have been added to our compensation programs to ensure appropriate focus on long-term performance and objectives.

Nominating Committee.  The Nominating Committee identifies and recommends to the Board nominees for election to the Board consistent with criteria approved by the Board, and recommends to the Board of Directors nominees for election to the Board and for appointment to its committees. This committee also developed and recommended to the Board of Directors our Corporate Governance Principles. In addition, this committee oversees the evaluation of the Board and management. This committee’s performance is evaluated annually. The Board of Directors has determined that each committee member is independent under the listing standards of the New York Stock Exchange. The Nominating Committee held five meetings during 2006.

Executive Sessions

In order to promote open discussion among the non-management directors, we schedule regular executive sessions in which those directors meet without management participation. Unless a majority of the Board of Directors designates a presiding director, the Chairman of the Nominating Committee, currently Mr. Franklin, presides at these meetings. In addition, an executive session of independent (as defined in the listing standards of the New York Stock Exchange), non-management directors is held at least twice each year.

Communications with the Board of Directors

You may send communications to the Board of Directors, the presiding director of the non-management directors, the non-management directors as a group or any individual director by writing to the Board of Directors or an individual director in care of the Corporate Secretary at One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. The Corporate Secretary will directly forward written communications addressed to the entire Board of Directors to the Chairman of the Nominating Committee, written communications addressed to the non-management directors to the non-management directors and all other written communications to the individual director(s) to whom they are addressed.

Governance Information

In addition to the committee charters described above, our Corporate Governance Principles and our Code of Business Conduct and Ethics are available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Governance.” These materials, including the committee charters described above, are also available in print to any shareholder upon request. Such requests should be sent to the following address:
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary

Director Independence

The Board of Directors reviews the independence of all directors and affirmatively makes a determination as to the independence of each director on an annual basis. No director will qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with BancorpSouth (either directly or as a partner, shareholder or officer of an organization that has a relationship with BancorpSouth). In each case, the Board of Directors broadly considers all relevant facts and circumstances when making independence determinations. To assist the Board of Directors in determining whether a director is independent, the Board of Directors has adopted Director Independence Standards, which are attached as Appendix B to this Proxy Statement and are also available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Governance.” The Board of Directors has determined that each of Messrs. Franklin, Holliman, Kirk, Lashlee, Mitchell, Murphy, Nolan, Partee and Staub, a majority of our Board members, meets these standards as well as the current listing standards of the New York Stock Exchange for independence.

Director Qualification Standards

The Nominating Committee and our Chief Executive Officer actively seek individuals qualified to become members of our Board of Directors for recommendation to our Board of Directors and shareholders. The Nominating Committee considers nominees proposed by our shareholders to serve on our Board of Directors that are properly submitted in accordance with our Amended and Restated Bylaws. In recommending candidates and evaluating shareholder nominees for our Board of Directors, the Nominating Committee considers each candidate’s qualification regarding independence, as well as diversity of age, ownership, influence and skills such as understanding of financial services industry issues, all in the context of an assessment of the perceived needs of BancorpSouth at that point in time. A copy of our director qualifications is set forth in our Corporate Governance

Principles, which are available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Governance.” The Nominating Committee meets at least annually with our Chief Executive Officer to discuss the qualifications of potential new members of our Board of Directors. After consulting with our Chief Executive Officer, the Nominating Committee recommends the director nominees to the Board of Directors for their approval. We have not paid any third-party fee to assist the Nominating Committee in the director nomination process to date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information, as of January 31, 2007, with respect to the beneficial ownership of common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and nominee, (iii) each of our Named Executive Officers identified in the section below entitled “EXECUTIVE COMPENSATION — Summary Compensation Table” and (iv) all of our directors and executive officers as a group. The statute governing Mississippi state banks and our Amended and Restated Bylaws require our directors to hold $200 in par value (i.e., 80 shares) of our common stock. The number of shares of common stock owned by each director reflected in the table includes such shares. We relied on information supplied by our directors, executive officers and beneficial owners for purposes of this table.

	Amount and Nature of
Name of Beneficial Owner**	Beneficial Ownership(1)		Percent of Class

BancorpSouth, Inc. Amended and Restated Salary Deferral — Profit Sharing Employee Stock Ownership Plan	6,498,446		8.00%
L. Nash Allen, Jr.	184,125		*
W. Gregg Cowsert	149,054		*
Hassell H. Franklin	1,052,146		1.33
W. G. Holliman, Jr.	667,732	(2)	*
James V. Kelley	340,396		*
Larry G. Kirk	24,460		*
Turner O. Lashlee	96,182		*
Guy W. Mitchell, III	32,243		*
R. Madison Murphy	451,709	(3)	*
Robert C. Nolan	624,040	(4)	*
W. Cal Partee, Jr.	304,532	(5)	*
Aubrey B. Patterson	1,054,217	(6)	1.33
Alan W. Perry	71,202		*
Michael L. Sappington	94,204		*
Travis E. Staub	87,723	(7)	*
All directors and executive officers as a group (20 persons)	5,658,500		7.15

*	Less than 1%.

**	The address of each person or entity listed is c/o BancorpSouth, Inc., One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804.

(1)	Beneficial ownership is deemed to include shares of common stock that an individual has a right to acquire within 60 days after January 31, 2007, including upon the exercise of options granted under our various equity incentive plans described in the section entitled “CORPORATE GOVERNANCE — Committees of the Board of Directors — Executive Compensation and Stock Incentive Committee” as follows:

Common Stock Underlying Options
Name	Exercisable within 60 Days

L. Nash Allen, Jr.	101,000
W. Gregg Cowsert	117,000
Hassell H. Franklin	30,762
W. G. Holliman, Jr.	26,400
James V. Kelley	211,500
Larry G. Kirk	14,400
Turner O. Lashlee	30,762
Guy W. Mitchell, III	10,800
R. Madison Murphy	18,000
Robert C. Nolan	18,000
W. Cal Partee, Jr.	18,000
Aubrey B. Patterson	627,618
Alan W. Perry	30,762
Michael L. Sappington	37,000
Travis E. Staub	26,400

These shares are deemed to be outstanding for the purposes of computing the “percentage of class” for that individual, but are not deemed outstanding for the purposes of computing the percentage of any other person.

Information in the table for individuals also includes shares held in our Amended and Restated Salary Deferral — Profit Sharing Employee Stock Ownership Plan, also referred to as the 401(k) Plan, and in individual retirement accounts for which the shareholder can direct the vote. Except as indicated in the footnotes to this table, each person listed has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him pursuant to applicable law.

(2)	Includes 132,863 shares owned by Mr. Holliman’s wife, of which Mr. Holliman disclaims beneficial ownership.

(3)	Includes 19,087 shares held in trusts of which Mr. Murphy is the trustee for the benefit of his minor children, of which Mr. Murphy disclaims beneficial ownership, 15,964 shares held in trusts of which other persons are the trustees for the benefit of Mr. Murphy’s minor children, of which Mr. Murphy disclaims beneficial ownership, 9,735 shares owned by Mr. Murphy’s wife, of which Mr. Murphy disclaims beneficial ownership, 48,288 shares beneficially owned in trusts of which Mr. Murphy is not a trustee but has residuary interests, and 248,861 shares held by a limited partnership that is controlled by a limited liability company of which Mr. Murphy is a member.

(4)	Includes 4,227 shares owned by Mr. Nolan’s wife, of which Mr. Nolan disclaims beneficial ownership, and 426,319 shares held in trusts of which Mr. Nolan is the co-trustee for the benefit of nieces, nephews, children and lineal descendants of the four co-trustees, of which Mr. Nolan disclaims beneficial ownership.

(5)	Includes 330 shares owned by Mr. Partee’s wife, of which Mr. Partee disclaims beneficial ownership, and 5,208 shares held by Mr. Partee’s wife as custodian for the benefit of Mr. Partee’s children, of which Mr. Partee disclaims beneficial ownership.

(6)	Includes 14,000 shares beneficially owned by Mr. Patterson pursuant to the Stock Bonus Agreement between BancorpSouth and Mr. Patterson, dated January 20, 1998, as amended, over which he exercises voting power but has no right to transfer until released from escrow.

(7)	Includes 13,841 shares owned by Mr. Staub’s wife, of which Mr. Staub disclaims beneficial ownership.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Executive Compensation and Stock Incentive Committee of the Board of Directors administers our executive compensation program. The Executive Compensation Committee is composed entirely of directors who are independent under the listing standards of the New York Stock Exchange and our Director Independence Standards. These Director Independence Standards and the Charter of the Executive Compensation and Stock Incentive Committee are available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Governance.” The Charter is reviewed annually by the Executive Compensation and Stock Incentive Committee and was most recently revised in March 2007.

In performing its duties, among other things the Executive Compensation and Stock Incentive Committee:

•	Annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines and approves the Chief Executive Officer’s compensation level based on this evaluation;

•	In determining the long-term incentive component of the Chief Executive Officer’s compensation, considers BancorpSouth’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Chief Executive Officer in past years, and such other factors as it may deem relevant;

•	For the (i) Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer, determines and approves, and (ii) other executive officers, annually reviews and recommends to the Board:

•	the annual base salary level(s);

•	annual bonus(es);

•	changes or amendments to incentive-compensation plans and equity-based plans;

•	employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate; and

•	any special or supplemental benefits plans or programs;

•	At least annually and more often as circumstances dictate, reports its actions to the Board; and

•	Annually reviews and re-assesses the adequacy of the Executive Compensation and Stock Incentive Committee’s Charter and recommends any proposed changes to the Board for approval.

Decisions by the Executive Compensation and Stock Incentive Committee with respect to the compensation of our executive officers, including the Named Executive Officers, are reviewed by the full Board of Directors (excluding directors who are also our employees).

Compensation Policy

Our principal measures of success in achieving our business objectives are an increasing dividend, growth in average deposits and other funding sources, return on average equity, earnings per share growth, our asset quality and our overall market competitive position, as measured against our own internal standards and as compared to a peer group of comparably sized bank holding companies. The variable, performance-based elements of our executive compensation program are designed to reward our executive officers based on our overall performance in achieving defined performance goals relative to these measures.

Through our executive compensation program we seek to provide:

•	Base salaries at levels that will attract and retain qualified executive officers;

•	Compensation that differentiates pay on the basis of performance;

•	Incentive compensation opportunities that will motivate executive officers to achieve both our short-term and long-term business objectives and that will provide compensation commensurate with our performance achievements;

•	Total compensation that is competitive with that of comparable bank holding companies within the context of our performance; and

•	Protection of shareholder interests by requiring achievement of successful results as a condition to earning above-average compensation.

Our executive compensation program consists of the following primary elements:

•	Annual base salary is intended to provide a foundation element of compensation that is relatively secure and that reflects the skills and experience that an executive brings to BancorpSouth; we seek to pay base salaries that are competitive with those paid to executive officers in comparable positions at comparable bank holding companies;

•	Annual incentive compensation is a variable element that is based on the achievement of defined goals for a given fiscal year that are tied to our overall performance and, in some situations, performance of a specific business unit;

•	Long-term incentive compensation is a variable element that provides an emphasis on longer-term performance goals, stock price performance, ongoing improvement and continuity of performance;

•	Employee benefits are intended to provide reasonable levels of security with respect to medical, death and disability protection and paid time off; and

•	Certain perquisites are used to supplement the other elements of compensation, facilitating the attraction and retention of executive officers of the caliber we believe necessary to remain competitive.

The Executive Compensation and Stock Incentive Committee uses the variable compensation elements of our executive compensation program (i.e., annual incentive compensation and long-term incentive compensation) as incentives that are based on our performance. While increases to annual base salaries also take individual and BancorpSouth performance into consideration, they are not predicated solely on performance achievements and are not subject to the same degree of variability as the performance-based incentives. The variable elements of compensation align with shareholder interests by focusing executives’ attention on key measures of performance that we believe either drive shareholder return or directly reflect our stock price performance.

The allocation of compensation across each of the elements of our executive compensation program is based on the following considerations:

•	The need to provide a level of basic compensation (base salary and employee benefits) necessary to enable us to attract and retain high-quality executives, regardless of external business conditions;

•	The goal of providing a substantial amount of compensation opportunities through performance-based, variable-compensation vehicles;

•	The goal of reflecting reasonable practices of comparable bank holding companies within the context of our performance achievements; and

•	The desire to align our executives’ and our shareholders’ best interests through the use of equity-based compensation vehicles.

To date, we have not implemented policies or procedures with respect to adjustment or recovery of awards or payments in the event of restatements of our earnings or similar events.

The statute governing Mississippi state banks and our Amended and Restated Bylaws require our directors to own common stock of BancorpSouth in an aggregate amount of at least $200 par value (i.e., 80 shares). We do not, however, have any other requirements for minimum stock ownership for our officers or directors. Our Insider Trading Policy prohibits directors, officers and other employees from hedging the economic risk of ownership of any BancorpSouth common stock they own.

Compensation Process

The Executive Compensation and Stock Incentive Committee generally meets two times a year and more often if necessary. Prior to each regular meeting, the Corporate Secretary sends material to each Executive Compensation and Stock Incentive Committee member, including minutes of the previous meeting, an agenda, recommendations for the upcoming meeting and other materials relevant to the agenda items. All materials are reviewed by the Chief Executive Officer before being sent to committee members. On occasion, the Chief Executive Officer attends Executive Compensation and Stock Incentive Committee meetings. The Chief Executive Officer provides information to the Executive Compensation and Stock Incentive Committee concerning the executive officers, discusses performance measures relating to executive officer compensation and makes recommendations to the Executive Compensation and Stock Incentive Committee concerning the compensation of the executive officers. The Executive Compensation and Stock Incentive Committee holds an executive session consisting only of committee members at almost every meeting. The Chief Executive Officer does not engage in discussions with the Executive Compensation and Stock Incentive Committee regarding his own compensation, except to respond to questions posed by committee members outside of the executive session deliberations.

The Executive Compensation and Stock Incentive Committee uses competitive marketplace information developed by Watson Wyatt and Company, its independent executive compensation consultant, with respect to compensation of the senior executives. The Executive Compensation and Stock Incentive Committee uses such information in both its deliberations regarding the Chief Executive Officer’s compensation and its review and decision process with respect to the recommendations presented by the Chief Executive Officer. In the compensation deliberations for 2006 salary levels and incentive compensation opportunities, the competitive market data reflected:

•	Published data from nationally recognized banking industry compensation surveys, including primarily the Watson Wyatt Data Services Survey on Financial Institutions Compensation; and

•	Publicly disclosed data (primarily from proxy statements) for the following group of bank holding companies (with selected similarly-sized bank holding companies being used as primary comparables for competitive pay levels and opportunities, and other larger regional competitors being used to provide an additional frame of reference with respect to overall pay practices, compensation plan design and pay element relationships):

•	AmSouth Bancorpation (reference);

•	BOK Financial Corp. (primary);

•	Colonial Bancgroup (primary);

•	Compass Bancshares (reference);

•	Cullen Frost Bankers (primary);

•	First Citizens Bancshares (primary);

•	First Horizon National Corp. (reference);

•	Firstmerit Corp. (primary);

•	Fulton Financial Corp. (primary);

•	Hibernia Corp. (reference);

•	Mercantile Bankshares Corp. (primary);

•	South Financial Group (primary);

•	Synovus Financial Corp. (reference);

•	Trustmark Corp. (primary); and

•	Whitney Holding Corp. (primary).

Historically, neither the Executive Compensation and Stock Incentive Committee nor management have utilized comprehensive executive compensation spreadsheets (“tally sheets”) that set forth our total compensation obligations to the Named Executive Officers under various scenarios. Management began utilizing such spreadsheets in 2006, however, to track total compensation packages for the Named Executive Officers.

The Executive Compensation and Stock Incentive Committee reviews and approves, in advance, employment, severance or similar arrangements or payments to be made to any executive officer. The Executive Compensation and Stock Incentive Committee receives reports from management pertaining to compensation for all other officers. The Executive Compensation and Stock Incentive Committee annually reviews all of the perquisites paid to the Named Executive Officers as discussed below in the section entitled “Components of Compensation — Perquisites.”

Components of Compensation

The Executive Compensation and Stock Incentive Committee allocates compensation to individuals both as to specific components (for example, base salary and incentive compensation) and as a whole. Each of the components of compensation is discussed in more detail below. While considering each component of compensation, the Executive Compensation and Stock Incentive Committee is relatively more focused on the individual components that make up an individual officer’s total compensation rather than the total compensation itself.

Annual Base Salary.  The Executive Compensation and Stock Incentive Committee views cash compensation as one element of overall compensation, but not necessarily as the principal instrument to provide incentive to our executive officers. We believe that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of each executive’s position, with an executive’s salary within a salary range being based upon his or her individual performance. In connection with the annual budget process, the Executive Compensation and Stock Incentive Committee considers salaries for executive officers within the context of the competitive market data described above under the caption “Compensation Process.” In its review of market data for setting 2006 salary levels, the Executive Compensation and Stock Incentive Committee found that, while there were some variances of our executives’ salaries from salaries for comparable positions at comparable bank holding companies (which particular deviations were deemed appropriate), the salaries of our executives on the whole reasonably approximated the salaries at comparable bank holding companies. Increases in base salary are based upon the following considerations:

•	Our salary budget for the applicable fiscal year, which includes the salary of all of our employees;

•	Assessment of the competitiveness of the executive’s salary as compared to competitive market data (with primary emphasis on setting base salary at the median salary for the comparable position at comparable bank holding companies unless a different compensation level is warranted by individual performance);

•	The executive’s performance in carrying out his or her specific job responsibilities and attaining specific objectives that may have been established for the year;

•	BancorpSouth’s performance as a whole for the prior fiscal year; and

•	Assessment of the appropriateness of the executive’s salary when compared to peers on an internal equity basis.

In January 2007, the Executive Compensation and Stock Incentive Committee determined the base salary for its executive officers for 2007 based on the above methodology. Each Named Executive Officer’s base salary was adjusted effective as of January 1, 2007.

Annual Incentive Compensation.  Our annual incentive compensation program furthers our objectives to provide compensation that differentiates pay on the basis of performance, provide compensation commensurate with our performance achievements and protect shareholder interests by requiring achievement of successful results as a condition to earning above-average compensation. We believe that annual incentive compensation should reflect the competitive employment market and the relative internal responsibilities of each executive’s position. In connection with the annual budget process, the Executive Compensation and Stock Incentive Committee considers annual bonuses for similarly-situated executive officers of similarly-sized bank holding companies within the context of the competitive market data described above under the caption “Compensation Process.”

We believe that our annual incentive compensation program should provide meaningful compensation opportunities in relation to our achievement of key annual performance goals. In providing such opportunities, we believe that participants in the program are motivated to achieve the established goals and are rewarded at levels that reflect their achievements.

We provide incentive compensation opportunities to Named Executive Officers under two programs — the BancorpSouth, Inc. Executive Performance Incentive Plan, as amended, and the BancorpSouth, Inc. Home Office Incentive Plan. The Executive Performance Incentive Plan provides for the payment of cash incentive bonuses, as well as equity-based awards, to participants based upon the achievement of performance goals established by a subcommittee of the Executive Compensation and Stock Incentive Committee that administers the Executive Performance Incentive Plan. This plan is intended to increase shareholder value and our success by encouraging outstanding performance by our Named Executive Officers. All payments made under the Executive Performance Incentive Plan are intended to be “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Executive Performance Incentive Plan provides eligible executive officers with incentive awards based on the achievement of goals relating to our performance. The amount of the cash bonus may vary among participants from year to year. During 2006, the Chief Executive Officer and Chief Operating Officer were eligible to participate in the Executive Performance Incentive Plan.

The subcommittee of the Executive Compensation and Stock Incentive Committee that administers the Executive Performance Incentive Plan may establish performance goals based on any of the following business criteria:

•	return on average equity or average assets;

•	deposits and other funding sources;

•	revenue, including interest income and/or non-interest income, and/or return on revenue;

•	cash flow (operating, free, cash flow return on equity, cash flow return on investment);

•	earnings, before or after taxes, interest, depreciation, and/or amortization;

•	earnings per share;

•	net interest margin;

•	improvement in credit quality measures, including non-performing asset ratio, net charge-off ratio, or reserve coverage of non-performing loans vs. peers;

•	efficiency ratio;

•	loan growth; and

•	total shareholder return.

The subcommittee may take into account several factors when establishing the performance goals each year. The performance goals established by the subcommittee, however, must be objectively determinable and based on levels of achievement of the business criteria contained in the Executive Performance Incentive Plan. No later than 90 days after the beginning of each fiscal year, the subcommittee will specify in writing (i) the type of award (i.e., cash or equity) and target amount payable to each participant, (ii) the maximum amount payable to each participant, (iii) the performance goals upon which each participant’s award is conditioned and (iv) the formula to determine the amount payable or shares that become vested based on the achievement of the specified goals. The amount of awards may vary among participants and from year to year, but the maximum cash bonus payable to any participant under the Executive Performance Incentive Plan in a year is $4 million.

No later than 90 days after the end of each year, or other period of performance specified in an award, the subcommittee must certify in writing for each participant whether the performance goals and any other material conditions have been met. If these goals and conditions have been met, the subcommittee may authorize payment of the amount of cash earned under an award. The subcommittee has discretion to reduce or eliminate, but not increase, an amount that is payable to a participant under the Executive Performance Incentive Plan. Any incentive cash bonuses will be paid in cash as soon as practicable following the end of the fiscal year.

In 2006, the subcommittee established the following performance goals for growth in average deposits and other funding sources and return on average equity in connection with the Executive Performance Incentive Plan:

		Target
Performance Goal	Threshold Amount	Amount	Maximum Amount

Growth in Average Deposits and Other Funding Sources	$9,376,000,000	$10,644,000,000	$11,460,000,000
Return on Average Equity	10.29%	12.11%	13.93%

Based on actual performance, and as certified by the subcommittee in its role as administrator of the Executive Performance Incentive Plan, each of the Named Executive Officer’s 2006 bonus represented 120% of his respective target award and no award was reduced or eliminated by the subcommittee. The threshold amount of each respective award was equal to 33% of the target award and the maximum amount of each respective award was equal to 200% of the target award, as reflected in the table under the section entitled “EXECUTIVE COMPENSATION — Grants of Plan Based Awards.”

We also provide incentive compensation opportunities to Named Executive Officers and other participants under the Home Office Incentive Plan. The Home Office Incentive Plan uses the same performance measures and goals as the Executive Performance Incentive Plan referenced above, but allows the Executive Compensation and Stock Incentive Committee to use its discretion to either increase or decrease resultant awards.

Long-Term Incentive Compensation.  Long-term incentive compensation is another important part of our executive compensation program and provides equity-based awards to ensure optimal alignment with our shareholders’ interests. Under the relevant plans that have been approved by our shareholders in recent years — the 1994 Stock Incentive Plan and the Executive Performance Incentive Plan — we have the ability to make grants of non-qualified stock options, incentive stock options, performance shares, restricted stock and restricted stock units. We believe that long-term incentive compensation should reflect the competitive employment market and the relative internal responsibilities of each executive’s position. The Executive Compensation and Stock Incentive Committee considers long-term incentive compensation for executive officers at comparable bank holding companies within the context of the competitive market data described above under the caption “Compensation Process.” In general, the Executive Compensation and Stock Incentive Committee attempts to set the long-term incentive compensation for Messrs. Patterson and Kelley at a level that is near the 50th percentile for the comparable executive officers and attempts to set the long-term incentive compensation for our other executives at a competitive level that is generally below the 50th percentile.

The Executive Compensation and Stock Incentive Committee has the ability to use different incentive vehicles for long-term incentive compensation for achieving our compensation objectives. For example, the Executive Compensation and Stock Incentive Committee may grant:

•	Stock options to provide a focus on stock price appreciation;

•	Restricted stock and restricted stock units (awards that entitle the recipient to receive common stock, cash or a combination of common stock and cash upon the achievement of specified performance goals) as an incentive for continued service or to emphasize both BancorpSouth performance and executive retention; and

•	Performance shares (contingent awards where the number of shares earned is based on BancorpSouth’s performance and the value of the earned shares is based on our stock price performance over the duration of the performance period) as an incentive to optimize BancorpSouth’s performance.

Historically, we have used stock option grants to provide performance-based long-term incentive compensation where the value to the recipient is dependent upon appreciation in our stock price. We have also made limited use of restricted stock grants to both the Chief Executive Officer and Chief Operating Officer to encourage their continued service with BancorpSouth while maintaining a strong focus on performance.

The 2005 amendments to the 1994 Stock Incentive Plan and the Executive Performance Incentive Plan, which primarily added the ability to grant awards of performance shares and restricted stock units contingent upon certain performance targets for BancorpSouth, constituted the initial step in a new incentive compensation strategy that moved us from predominantly relying on stock price appreciation to using a broader range of performance objectives that are important to our business. The 2006 amendments to the Executive Performance Incentive Plan, which expanded the performance criteria that can be used as the basis for earning awards in a manner that is compliant with Section 162(m) of the Internal Revenue Code, was the next step toward implementing the new incentive compensation strategy. With these enabling amendments approved by our shareholders, our intent is to implement changes to our long-term incentive compensation strategy beginning in 2007 by reducing the role of stock options and introducing the opportunity to earn performance shares. Nearly all of our previous equity-based awards provided rewards based solely on the increase in the market value of our common stock. Placing sole reliance on market value can, we believe, reward short-term or mid-term performance under some circumstances, but cannot adequately support our objectives of encouraging long-term performance.

For 2006, long-term incentive compensation for the Named Executive Officers was solely in the form of stock option grants. Such awards were limited to executives who are responsible for long-term investment, operating or policy decisions and to executives who are instrumental in implementing these decisions. In determining the total number of options to be granted, the Executive Compensation and Stock Incentive Committee considered the available number of shares under the 1994 Stock Incentive Plan, but had no fixed formula for determining the total number of options to be granted. In selecting the award recipients and determining the level of stock option grants made in 2006, management and the Executive Compensation and Stock Incentive Committee utilized market competitive data as described above under the caption “Compensation Process.” In addition, management (with respect to all executives except the Chief Executive Officer and Chief Operating Officer) and the Executive Compensation and Stock Incentive Committee (with respect to the Chief Executive Officer and Chief Operating Officer, and in its review of management’s recommendations for other recipients), considered the (i) present scope of responsibility of the executive, (ii) degree to which the units influenced by that executive contribute to our profits, (iii) degree to which asset quality and other risk decisions are influenced by that executive’s direction, (iv) the number of awards currently held by the executive, and (v) long-term management potential of the executive. In 2006, no single factor was weighed more heavily than any other factor in determining the level of stock option grants.

Historically, we have granted stock options on November 1st of each year. In the future, we plan to make any grants of performance shares during January of each fiscal year and the performance goals upon which the awards are conditioned will generally be based on our performance during the year of grant.

Our 2006 stock option grants were made on November 1, 2006, with a strike price of $24.78 (which was the closing price of our common stock on that date). The stock options granted in 2006 have an overall term of seven years and will become exercisable in three equal annual installments, beginning one year after the date of grant.

Executive Benefits.  We provide our executive officers with executive benefits in amounts that we believe are reasonable, competitive and consistent with our management compensation program. We believe that such benefits help us to attract and retain executive officers of the caliber we believe necessary to remain competitive. We offer group life insurance, disability insurance, medical, dental and vision insurance to all our employees. We also maintain a Retirement Plan, which is discussed in detail under the section entitled “EXECUTIVE COMPENSATION — Pension Benefits — Retirement Plan.” In addition, we maintain bank-owned life insurance for certain executive officers.

Perquisites.  We provide our executive officers with perquisites in amounts that we believe help us attract and retain highly-qualified leaders. For certain executives, including the Named Executive Officers, we provide a company automobile and pay for country club dues and the cost of an annual physical examination.

In addition, BancorpSouth owns and operates corporate aircraft to facilitate the business travel of its executive officers consistent with the best use of their time. Although the Named Executive Officers are not generally entitled to use aircraft for personal travel, Messrs. Patterson and Kelley are permitted to use aircraft for personal travel if approved by the Board of Directors.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our Named Executive Officers. Qualifying performance-based compensation, however, is fully deductible without regard to the general Section 162(m) limits if certain requirements are met. Section 162(m) also permits full deductibility for certain pension contributions and other payments. The Executive Compensation and Stock Incentive Committee has carefully considered the impact of Section 162(m) and its limits on deductibility, and intends that certain of our compensation plans qualify for an exception to the limitations of Section 162(m) so that we may fully deduct compensation paid under these plans. The Executive Performance Incentive Plan is considered “performance based” for this purpose, as are certain awards under the 1994 Stock Incentive Plan.

We have certain other executive compensation arrangements that may cause a portion of that compensation to exceed the Section 162(m) limitation and, therefore, prevent us from deducting that excess portion for 2006 and subsequent years. These arrangements include the Stock Bonus Agreement with Mr. Patterson. In adopting these executive compensation arrangements, the Executive Compensation and Stock Incentive Committee determined that the benefits of these arrangements to us and our shareholders outweighed the inability to deduct a portion of the compensation for federal income tax purposes.

Employment Contracts and Change in Control Arrangements

We have no written employment agreements with any of the Named Executive Officers.

We have entered into a Change in Control Agreement with each of the Named Executive Officers that provides certain benefits in the event that we experience a change in control and we terminate the executive’s employment “without cause” (generally because of the executive’s conviction for certain crimes, the executive’s commission of certain acts of dishonesty or the executive’s intentional neglect of or material inattention to his duties), or the executive resigns “for cause” (generally because of a material adverse alteration in the executive’s position, a reduction in the executive’s compensation or a material breach by BancorpSouth of its employment policies), within 24 months after the change in control. In general, the amount of benefits payable under the agreements is 300% of the amount of annual base compensation and the highest annual bonus that the executive would otherwise be entitled to receive in the year that the change in control occurs with respect to Messrs. Patterson and Kelley, 200% of such annual base compensation and annual bonus with respect to Messrs. Sappington and Cowsert, and 100% of such annual base compensation and annual bonus with respect to Mr. Allen. The agreements include a “double trigger” (i.e., requiring both a change in control and termination of the executive’s employment for the executive to receive payment) so that the Named Executive Officers will only receive additional benefits if a change in control also has an adverse economic impact on them individually and also protects a surviving entity if it desires to maintain the services of an executive. For more information about the Change in Control Agreements with the Named Executive Officers, see the section entitled “EXECUTIVE COMPENSATION — Potential Payments Upon Termination or Change-in-Control.”

Under our Stock Bonus Agreement with Mr. Patterson, dated January 20, 1998, as amended, if we experience a change in control, Mr. Patterson can terminate his agreement and receive all shares of restricted common stock remaining in escrow under the agreement. We will make additional payments to Mr. Patterson to the extent he becomes subject to an excise tax under Section 4999 of the Internal Revenue Code as a result of the payments under his Stock Bonus Agreement.

All unexercisable options granted under our stock option plans, including options granted to the Named Executive Officers, become exercisable immediately if we undergo a change in control. Under the Executive Performance Incentive Plan, if we experience a change in control, the Executive Compensation and Stock Incentive Committee will pay the maximum amount payable under the incentive bonus to all participants in the Executive Performance Incentive Plan. This bonus will be paid as soon as practicable following the change in control.

Retirement Benefits

We maintain certain compensatory arrangements as part of our retirement program that are intended to provide payments to the Named Executive Officers upon their resignation or retirement. These include the 401(k) Plan, a traditional defined benefit retirement plan (the “Retirement Plan”), a traditional defined restoration plan (the “Restoration Plan”) and a deferred compensation arrangement (the “Deferred Compensation Plan”). The purpose of this retirement program is to provide competitive retirement benefits that enable us to attract and retain talented leaders who will exert considerable influence on our direction and success.

All Named Executive Officers are eligible to participate in the 401(k) Plan, pursuant to which each participant over age 50 could contribute up to a maximum of $20,000 for 2006 ($15,000 maximum limit for BancorpSouth employees plus $5,000 maximum “catch-up” payment for employees over the age of 50). BancorpSouth provides a matching contribution for the first five percent (5%) of base salary contributed in the plan, up to a maximum of $11,000 per year.

We maintain the Retirement Plan, a tax-qualified, non-contributory, defined benefit retirement plan, for our employees and those of our subsidiaries who have reached the age of 21 and have completed one year of service. Benefits under the Retirement Plan are based primarily on final average compensation and length of service. For 2006, the maximum annual benefit allowable under the Internal Revenue Code with respect to the Retirement Plan was $175,000 and the maximum amount of allowable considered annual compensation was $220,000.

We also have adopted the Restoration Plan, a non-qualified, non-contributory, unfunded defined benefit pension plan for certain officers and executives. Benefits under the Restoration Plan are based primarily on final average compensation and length of service but include only the amount of compensation and annual benefit accruals that exceed the maximum limits under the Internal Revenue Code and, therefore, are not included in the Restoration Plan.

We also maintain the Deferred Compensation Plan, a non-qualified, non-contributory, unfunded defined benefit pension arrangement, for selected key employees that is in the form of a deferred compensation agreement. Benefits under the Deferred Compensation Plan are based primarily on average final compensation and supplement the amounts payable under the Retirement Plan and the Restoration Plan.

In 2005, we reevaluated our retirement program and made changes to the Retirement Plan, the Restoration Plan and the 401(k) Plan for all employees hired on or after January 1, 2006. These employees will not receive any benefit from the Retirement Plan or the Restoration Plan, but they will receive an automatic contribution to a defined contribution plan equal to 2% of their respective salaries. This additional 2% contribution will not be dependent on employee deferrals to the 401(k) Plan. This strategy lowers the volatility of our retirement plan costs, shifts ownership and responsibility to our employees and enables us to direct our compensation towards non-retirement programs that are more individualized and pay-for-performance.

Each of the Named Executive Officers is eligible for early retirement pursuant to the Retirement Plan and the Restoration Plan. Upon early retirement, each Named Executive Officers is also eligible to receive payments under the Deferred Compensation Plan and the Executive Performance Incentive Plan or the Home Office Incentive Plan, as applicable. The amounts each Named Executive Officer would have received if he had retired on December 31, 2006 is provided in the section entitled “EXECUTIVE COMPENSATION — Potential Payments Upon Termination or Change-in-Control.”

Director Compensation

We established our Deferred Directors’ Fee Unfunded Plan to provide an opportunity for our directors to receive their annual directorship fees in the form of our common stock. Fifty percent of directorship fees are automatically paid in the form of our common stock. Under this plan, directors may elect to receive any portion of the remainder of their directorship fees in the form of our common stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation paid or accrued by us and our subsidiaries for the last year with respect to our Named Executive Officers — the Chief Executive Officer, the Chief Financial Officer and our three other most highly compensated executive officers whose total compensation for 2006 exceeded $100,000:

								Change in
								Pension Value
								and Nonqualified
						Non-Equity		Deferred
				Stock	Option	Incentive Plan		Compensation	All Other
Name and Principal Position	Year(1)	Salary(2)	Bonus	Awards	Awards(3)	Compensation(4)		Earnings(5)	Compensation(6)	Total

Aubrey B. Patterson	2006	$686,685	$—	$—	$22,790	$824,022	(7)	$863,946	$62,316	$2,459,759
Chairman and Chief Executive Officer
L. Nash Allen, Jr.	2006	209,495	—	—	1,478	113,128		154,674	22,596	501,371
Treasurer and Chief Financial Officer
James V. Kelley	2006	452,728	—	—	10,164	407,455		118,885	34,136	1,023,368
President and Chief Operating Officer
Michael L. Sappington	2006	336,859	—	—	1,478	213,568		160,172	20,298	732,375
Executive Vice President
W. Gregg Cowsert	2006	293,318	—	—	1,723	205,323		165,570	15,553	681,487
Executive Vice President

(1)	In accordance with Securities and Exchange Commission transition rules, this table reflects compensation to the Named Executive Officers only for the most recently completed fiscal year. Information for years prior to the most recently completed fiscal year presented under previous SEC rules is available in our previous filings, which can be obtained from the SEC’s website at www.sec.gov.

(2)	The amounts shown include the following amount of deferred compensation in accordance with the Deferred Compensation Plan:

Deferred
Name	Compensation

Aubrey B. Patterson	$16,500
L. Nash Allen, Jr.	10,000
James V. Kelley	—
Michael L. Sappington	50,000
W. Gregg Cowsert	—

(3)	The amounts shown reflect the accrued value for option awards granted under the 1994 Stock Incentive Plan that vested during 2006 or were unvested as of December 31, 2006, in accordance with FAS 123R. The assumptions used in calculating the accrued values are set forth in Note 15 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(4)	The amounts shown reflect cash awards earned during 2006 under the Executive Performance Incentive Plan for Messrs. Patterson and Kelley and cash awards earned during 2006 under the Home Office Incentive Plan for Messrs. Allen, Sappington and Cowsert.

(5)	The key assumptions used to determine the pension values are described below in the section entitled “EXECUTIVE COMPENSATION — Pension Benefits — Assumptions Used to Calculate Pension Values.” Because the interest rate (4.39%) on deferred compensation does not exceed 120% of the applicable federal long-term rate, no earnings on nonqualified deferred compensation are included.

(6)	Details of the amounts reported as All Other Compensation are as follows:

		Company			Corporate
	401(k)	Airplane	Company	Country	Physical
Name	Contribution	Use*	Automobile	Club Dues	Exam

Aubrey B. Patterson	$11,000	$37,502	$6,333	$4,884	$2,597
L. Nash Allen, Jr.	11,000	—	7,736	2,460	1,400
James V. Kelley	11,000	10,768	6,984	4,884	500
Michael L. Sappington	11,000	—	6,189	1,140	1,969
W. Gregg Cowsert	11,000	—	1,593	2,460	500

*	We report use of corporate aircraft by the Named Executive Officers as a perquisite or other personal benefit only if it is not “integrally and directly related” to the performance of the executive’s duties. While BancorpSouth maintains aircraft, the Named Executive Officers are not generally entitled to use aircraft for personal travel, except for Messrs. Patterson and Kelley, who are permitted to use aircraft for personal travel if approved by the Board of Directors. SEC rules require us to report any such use as compensation in an amount equal to our aggregate incremental cost. The amounts reported relate to two flights involving Mr. Patterson and his spouse that were not integrally and directly related to Mr. Patterson’s duties and one flight involving Mr. Kelley that was not integrally and directly related to Mr. Kelley’s duties. We estimate our aggregate incremental cost to be equal to the average operating cost per hour for the year (which includes items such as fuel, maintenance, landing fees, depreciation, crew expenses and other expenses incurred based on the number of hours flown per year) multiplied by the number of hours for each flight.

(7)	Pursuant to the terms of our Stock Bonus Agreement with Mr. Patterson, dated January 20, 1998, as amended, a total of 126,000 shares of common stock have been awarded to Mr. Patterson, subject to release from escrow of 7,000 shares on April 1 in each of 1998 and 1999 and the release from escrow of 14,000 shares on April 1 in each of 2000 through 2007 if we achieve either a 0.9% return on average assets or a 12.825% return on average equity for the preceding year. These performance criteria were achieved during 2005 and the appropriate number of shares were released from escrow in 2006. At December 31, 2006, 14,000 shares remained restricted under the Stock Bonus Agreement, subject to achievement of performance criteria. At December 31, 2006, the value of these 14,000 restricted shares was $375,480 (based upon the closing sale price of the common stock of $26.82 as reported on the New York Stock Exchange on December 29, 2006).

The Executive Compensation and Stock Incentive Committee allocates compensation to individuals both as to specific components (for example, base salary and incentive compensation) and as a whole. While considering each component of compensation, the Executive Compensation and Stock Incentive Committee is relatively more focused on the individual components that make up an individual officer’s total compensation rather than the total compensation itself.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.  The change in each executive’s pension value in the Summary Compensation Table is the change in BancorpSouth’s obligation to provide pension benefits (at a future retirement date) from the beginning of the fiscal year to the end of the fiscal year. The obligation is the value today of a benefit that will be paid at the officer’s normal retirement date (age 65), based on the benefit formula and his or her current pay and service.

Change in pension values may be a result of various sources such as:

•	Service accruals: As the executive earns an additional year of service, the present value of the liability increases because the officer has earned one year more service than he had at the prior measurement date.

•	Compensation increases/decreases since prior year: As the executive’s compensation increases, the present value of the liability increases because the officer’s final average monthly compensation has increased since the prior measurement date. If the executive’s compensation decreases, however, the final average monthly compensation will not decrease in connection with the Retirement Plan or Restoration Plan because the definition of final average monthly compensation in those plans is based on the highest average of all years of earnings, and there would be no change to the present value of the liability. The only plan that is affected if there is a decrease in compensation is the Deferred Compensation Plan, because the final average monthly compensation in the Deferred Compensation Plan is based on the last 36 months of compensation, which would cause the present value of the liability to decrease.

•	Aging: The change in pension amounts shown in the Summary Compensation Table attributable to the retirement plans are present values of retirement benefits that will be paid in the future. As the executive approaches retirement, the present value of the liability increases because the executive is one year closer to retirement than he was at the prior measurement date.

•	Changes in assumptions since prior year: The change in benefit shown in the Summary Compensation Table is the present value of the increase in pension benefits during the year. In order to calculate the value today of benefits that will be paid in the future, a discount rate and mortality table must be used. The discount rate and mortality table used to calculate the present value of benefits remained the same since the prior year, which caused no change to the present value of the benefit today.

The pension benefits and assumptions used to calculate these values are described in more detail in the section below entitled “EXECUTIVE COMPENSATION — Pension Benefits.”

Grants of Plan-Based Awards

The following table sets forth certain information regarding plan-based awards granted to the Named Executive Officers during 2006:

								All Other	All Other		Grant
								Stock	Option		Date Fair
								Awards:	Awards:	Exercise	Value of
								Number	Number of	or Base	Stock
		Estimated Future Payouts Under			Estimated Future Payouts Under			of Shares	Securities	Price of	and
	Grant	Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			of Stock	Underlying	Option	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards

Aubrey B. Patterson	11/1/2006	$226,606	$686,685	$1,373,370	$—	$—	$—	—	74,000	$24.78	$22,790
L. Nash Allen, Jr.	11/1/2006	31,110	94,273	188,546	—	—	—	—	4,800	24.78	1,478
James V. Kelley	11/1/2006	112,050	339,546	679,092	—	—	—	—	33,000	24.78	10,164
Michael L. Sappington	11/1/2006	55,582	168,430	336,860	—	—	—	—	4,800	24.78	1,478
W. Gregg Cowsert	11/1/2006	48,397	146,659	293,318	—	—	—	—	5,600	24.78	1,723

(1)	The estimated payouts shown reflect cash bonus awards granted under the Executive Performance Incentive Plan for Messrs. Patterson and Kelley and cash bonus awards granted under the Home Office Incentive Plan for Messrs. Allen, Sappington and Cowsert, where receipt is contingent upon the achievement of certain performance goals. The threshold amount is equal to 33% of target amount and the maximum amount is equal to 200% of target amount.

The subcommittee of the Executive Compensation and Stock Incentive Committee that administers the Executive Performance Incentive Plan may establish performance goals based on any of the following business criteria:

•	return on average equity or average assets;

•	deposits and other funding sources;

•	revenue, including interest income and/or non-interest income, and/or return on revenue;

•	cash flow (operating, free, cash flow return on equity, cash flow return on investment);

•	earnings, before or after taxes, interest, depreciation, and/or amortization;

•	earnings per share;

•	net interest margin;

•	improvement in credit quality measures, including non-performing asset ratio, net charge-off ratio, or reserve coverage of non-performing loans vs. peers;

•	efficiency ratio;

•	loan growth; and

•	total shareholder return.

The subcommittee may take into account several factors when establishing the performance goals each year. The performance goals established by the subcommittee, however, must be objectively determinable and based on levels of achievement of the business criteria contained in the Executive Performance Incentive Plan. The subcommittee has discretion to reduce or eliminate, but not increase, an amount that is payable to a participant under the Executive Performance Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to the Named Executive Officers regarding outstanding equity awards as of December 31, 2006 that represent potential amounts that may be realized in the future:

	Option Awards						Stock Awards
											Equity
											Incentive
											Plan
									Equity		Awards:
									Incentive		Market or
				Equity					Plan		Payout
				Incentive				Market	Awards:		Value of
				Plan Awards:			Number	Value of	Number of		Unearned
				Number of			of Shares	Shares or	Unearned		Shares,
				Securities			or Units	Units of	Shares,		Units or
				Underlying			of Stock	Stock Held	Units or		Other Rights
	Number of Securities Underlying			Unexercised	Option	Option	That	That Have	Other Rights		That Have
	Unexercised Options(1)			Unearned	Exercise	Expiration	Have Not	Not	That Have		Not
Name	(Exercisable)	(Unexercisable)		Options	Price	Date	Vested	Vested(2)	Not Vested		Vested(2)

Aubrey B. Patterson	56,618	—		—	$22.00	12/16/2007	—	$—	—		$—
	56,000	—		—	19.88	10/31/2008	—	—	—		—
	60,000	—		—	17.31	10/31/2009	—	—	—		—
	75,000	—		—	13.06	10/31/2010	—	—	—		—
	75,000	—		—	15.50	10/31/2011	—	—	—		—
	75,000	—		—	19.18	10/31/2012	—	—	—		—
	75,000	—		—	23.51	10/31/2013	—	—	—		—
	75,000	—		—	24.03	10/31/2014	—	—	—		—
	80,000	—		—	23.19	11/30/2015	—	—	—		—
	—	74,000	(3)	—	24.78	10/31/2013	—	—	—		—
	—	—		—	—	—	—	—	14,000	(4)	375,480
L. Nash Allen, Jr.	10,000	—		—	22.00	12/16/2007	—	—	—		—
	10,000	—		—	19.88	10/31/2008	—	—	—		—
	10,000	—		—	17.31	10/31/2009	—	—	—		—
	12,000	—		—	13.06	10/31/2010	—	—	—		—
	12,000	—		—	15.50	10/31/2011	—	—	—		—
	12,000	—		—	19.18	10/31/2012	—	—	—		—
	12,000	—		—	23.51	10/31/2013	—	—	—		—
	11,000	—		—	24.03	10/31/2014	—	—	—		—
	12,000	—		—	23.19	11/30/2015	—	—	—		—
	—	4,800	(3)	—	24.78	10/31/2013	—	—	—		—
James V. Kelley	22,500	—		—	18.00	1/19/2008	—	—	—		—
	30,000	—		—	13.06	10/31/2010	—	—	—		—
	30,000	—		—	15.50	10/31/2011	—	—	—		—
	30,000	—		—	19.18	10/31/2012	—	—	—		—
	32,000	—		—	23.51	10/31/2013	—	—	—		—
	32,000	—		—	24.03	10/31/2014	—	—	—		—
	35,000	—		—	23.19	11/30/2015	—	—	—		—
	—	33,000	(3)	—	24.78	10/31/2013	—	—	—		—
Michael L. Sappington	13,000	—		—	23.51	10/31/2013	—	—	—		—
	12,000	—		—	24.03	10/31/2014	—	—	—		—
	12,000	—		—	23.19	11/30/2015	—	—	—		—
	—	4,800	(3)	—	24.78	10/31/2013	—	—	—		—
W. Gregg Cowsert	10,000	—		—	22.00	12/16/2007	—	—	—		—
	10,000	—		—	19.88	10/31/2008	—	—	—		—
	14,000	—		—	17.31	10/31/2009	—	—	—		—
	15,000	—		—	13.06	10/31/2010	—	—	—		—
	15,000	—		—	15.50	10/31/2011	—	—	—		—
	12,000	—		—	19.18	10/31/2012	—	—	—		—
	13,000	—		—	23.51	10/31/2013	—	—	—		—
	14,000	—		—	24.03	10/31/2014	—	—	—		—
	14,000	—		—	23.19	11/30/2015	—	—	—		—
	—	5,600	(3)	—	24.78	10/31/2013	—	—	—		—

(1)	The amounts shown reflect option awards granted under the 1994 Stock Incentive Plan.

(2)	Based upon the closing sale price of our common stock of $26.82 per share, as reported on the New York Stock Exchange on December 29, 2006.

(3)	One-third of these options becomes exercisable on each of November 1, 2007, November 1, 2008 and November 1, 2009.

(4)	Pursuant to the terms of our Stock Bonus Agreement with Mr. Patterson, dated January 20, 1998, as amended, a total of 14,000 shares of common stock remain restricted, subject to release from escrow on April 1, 2007 if we achieve either a 0.9% return on average assets or a 12.825% return on average equity for the preceding year.

Option Exercises and Stock Vested

The following table shows the amounts received by the Named Executive Officers upon the exercise of options or the vesting of restricted stock during the most recent fiscal year:

	Option Awards			Stock Awards
	Number of Shares	Value Realized		Number of Shares		Value
	Acquired	Upon		Acquired		Realized on
Name	on Exercise	Exercise		on Vesting		Vesting

Aubrey B. Patterson	60,000	$774,000	(1)	14,000	(2)	$190,400
L. Nash Allen, Jr.	—	—		—		—
James V. Kelley	14,856	165,644		—		—
Michael L. Sappington	14,000	50,400		—		—
W. Gregg Cowsert	18,000	184,320	(3)	—		—

(1)	Includes 40,000 shares of our common stock acquired upon the exercise of options, for which $516,000 was realized upon exercise and 20,000 shares of our common stock acquired upon the exercise of SARs, for which $258,000 was realized upon exercise.

(2)	Pursuant to the terms of our Stock Bonus Agreement with Mr. Patterson, dated January 20, 1998, as amended, 14,000 shares of our common stock were released from escrow on April 1, 2006 because we achieved the performance criteria (either a 0.9% return on average assets or a 12.825% return on average equity) for 2005.

(3)	Includes 12,000 shares of our common stock acquired upon the exercise of options, for which $122,880 was realized upon exercise and 6,000 shares of our common stock acquired upon the exercise of SARs, for which $61,440 was realized upon exercise.

Pension Benefits

The following table provides information regarding the present value of the accumulated benefit to each of our Named Executive Officers based on the number of years of credited service under our defined benefit retirement programs:

		Number
		of Years		Present Value of	Payments
		Credited		Accumulated	During Last
Name	Plan Name	Service		Benefit	Fiscal Year

Aubrey B. Patterson	Retirement Plan	34		$842,418	$—
	Restoration Plan	34		4,574,744	—
	Deferred Compensation Plan	N/A		1,384,377	—
L. Nash Allen, Jr.	Retirement Plan	38		738,137	—
	Restoration Plan	38		266,368	—
	Deferred Compensation Plan	N/A		288,837	—
James V. Kelley	Retirement Plan	6	(1)	438,954	—
	Restoration Plan	6	(1)	266,150	—
	Deferred Compensation Plan	N/A		551,238	—
Michael L. Sappington	Retirement Plan	29		446,014	—
	Restoration Plan	29		612,694	—
	Deferred Compensation Plan	N/A		357,025	—
W. Gregg Cowsert	Retirement Plan	17		320,214	—
	Restoration Plan	17		353,655	—
	Deferred Compensation Plan	N/A		388,702	—

(1)	At December 31, 2006, Mr. Kelley had 17 years of credited service and an earned and accrued annual retirement benefit of $43,118 payable as a ten-year certain single life annuity under the First United Bancshares, Inc. defined benefit pension plan, which was frozen in connection with our merger with First United Bancshares, Inc. on August 31, 2000 and is maintained by us.

Retirement Plan.  We maintain a tax-qualified, non-contributory, defined benefit retirement plan for our employees and those of our subsidiaries who have reached the age of 21, have completed one year of service and were hired prior to January 1, 2006. Employees hired on or after January 1, 2006 are eligible to participate in the 401(k) Plan but not the Retirement Plan. The key provisions of the Retirement Plan are as follows:

•	Monthly Benefit. Participants with a vested benefit will be eligible to receive retirement benefits, calculated using the following formula, each month for the rest of their lives beginning on their normal retirement date (i.e., the date they reach age 65):

*	0.65% of final average monthly compensation times years of service up to 35 years; plus

*	0.65% of final average monthly compensation in excess of covered compensation (a 35-year average of the taxable wage base) times years of service up to 35 years.

Additional provisions may apply for participants who worked for a company that was acquired by BancorpSouth. Benefits are limited to the amounts set forth in Internal Revenue Code Section 415, which was $175,000 per year in 2006.

•	Final Average Monthly Compensation. The final average monthly compensation is the average of the highest five consecutive years of earnings, as reported on Form W-2, plus deferrals under the 401(k) Plan. This amount is limited to the amounts set forth in Internal Revenue Code Section 401(a)(17), which was $220,000 per year in 2006.

•	Integration with Social Security (Covered Compensation). As permitted by the Internal Revenue Code, the Retirement Plan formula provides higher benefit accruals for participants earning in excess of covered compensation (a 35-year average of the taxable wage base) so that their total retirement income (including Social Security benefits) as a percentage of compensation will be comparable to other employees.

•	Vesting. Participants become vested after reaching five years of service.

•	Early Retirement Benefits. Participants may elect to retire prior to their normal retirement date. If they are at least age 55 and have at least ten years of service, then they may receive benefits early. In such cases, the monthly benefit will be calculated using the benefit formula described above, reduced 6.67% times the number of years (up to five) that the participant elects to retire prior to the normal retirement date, and 3.33% times the number of years (up to five) that the participant elects to retire prior to age 60.

•	Death Benefits. The participant’s spouse will receive a monthly retirement income payable for life which is the greater of (1) an amount equal to 50% of the amount the participant would have received if he had survived and elected the qualified joint and 50% contingent option payable at the earliest date allowed under the plan or (2) an amount that can be provided by the present value of the participant’s accrued benefit as of the participant’s date of death.

•	Disability Benefits. If the participant remains totally and permanently disabled prior to normal retirement date, the participant will receive an amount equal to the accrued benefit the participant would have earned if he had continued in employment until his normal retirement date. The benefit is payable at normal retirement date.

•	Special Note on Lump Sum Payments. The Retirement Plan has limited the lump sum value of benefits accrued after December 31, 2003 to $20,000. If the lump sum value of the portion of the participant’s benefit that has accrued since December 31, 2003 exceeds $20,000, the participant will not be eligible to receive a single lump sum payment equal to the value of all of his retirement benefits. Instead, the participant will be eligible to receive a single lump sum payment equal to the value of all of his retirement benefits that accrued up to December 31, 2003. Then, the portion of the participant’s benefit that has accrued since December 31, 2003 will be available as a residual annuity payment in addition to the lump sum payment option.

Restoration Plan.  The purpose of this non-qualified, non-contributory, unfunded defined benefit pension plan is to restore the benefits that were limited by the IRS maximums for the Retirement Plan. As a result, these employees will have a similar total retirement income as a percentage of total compensation as our other employees.

In general, the provisions for the Restoration Plan are identical to the provisions of the Retirement Plan, except the benefits are calculated without regards to the limits set by the Internal Revenue Code in connection with compensation and benefits. In addition, commissions are not included in the benefit definition. The net benefit payable under the plan is the difference between this gross benefit and the benefit payable by the Retirement Plan.

Deferred Compensation Plan.  We sponsor a non-qualified, non-contributory, unfunded defined benefit pension arrangement for selected key employees. The key provisions of the Deferred Compensation Plan are as follows:

•	Monthly Benefit. Eligible participants will receive 15% of final average monthly compensation, payable on the date of the participant’s retirement after age 65. The benefit will be payable in equal consecutive monthly installments for a period of ten years.

•	Final Average Monthly Compensation. The final average monthly compensation is the monthly average of the 36-month period of earnings, as reported on Form W-2, plus deferrals under the 401(k) Plan, immediately preceding and terminating coincidentally with the participant’s retirement date.

•	Eligibility. Participants who terminate employment prior to retirement eligibility (age 55) will not be eligible for a benefit from the defined benefit pension arrangement.

•	Early Retirement Benefits. Participants may elect to retire and commence payments as early as age 55. The monthly benefit will be reduced 5% for each year that the participant elects to retire prior to age 65.

•	Death and Disability Benefits. If a participant dies or becomes totally and permanently disabled prior to retirement, his designated beneficiary will receive 7.5% of final average monthly compensation at the date of death or permanent disablement. The benefit will be payable in equal consecutive monthly installments for a period of ten years.

Assumptions Used to Calculate Pension Values.  Because the pension amounts shown in the Summary Compensation Table and the Pension Benefits Table are projections of future retirement benefits, numerous assumptions must be applied. In general, the assumptions should be the same as those used to calculate the pension liabilities in accordance with SFAS No. 87, Employers’ Accounting for Pensions, on the measurement date, although the rules of the SEC specify certain exceptions (as noted in the table below).

The changes in the pension values shown in the Summary Compensation Table are determined as the change in the values during the fiscal year (including the impact of changing assumptions from the prior fiscal year). The accumulated pension values shown in the Pension Benefits Table are based on the assumptions applied as of December 31, 2006.

The key assumptions used to determine the pension values are summarized below.

Assumption	Basis for Assumption	December 31, 2005	December 31, 2006

Discount rate	Under SEC rules, discount rate used to measure pension liabilities under SFAS No. 87	5.75%	5.75%
Rate of future salary increases	Under SEC rules, no salary projection	0%	0%
Form of payment	Retirement Plan: normal form of payment(1)	Life annuity	Life annuity
	Restoration Plan: normal form of payment(1)	Life annuity	Life annuity
	Deferred Compensation Plan: normal form of payment	10 year certain annuity	10 year certain annuity
Date of retirement	For Summary Compensation Table and Pension Benefits Table, use normal retirement age pursuant to SEC rules	Age 65	Age 65
	Potential Payments Upon Termination or Change-in-Control Tables	Immediate(2)	Immediate(2)
Lump sum interest rate	For Summary Compensation Table and Pension Benefits Table, use same assumption to measure pension liabilities under SFAS No. 87	5.00%	5.00%

	For Potential Payments Upon Termination or Change-in-Control Tables, use interest rate defined by the plan for the upcoming plan year pursuant to §417(e) of Internal Revenue Code	4.73%	4.69%
Post-retirement mortality	For Summary Compensation Table and Pension Benefits Table, use same assumption to measure pension liabilities under SFAS No. 87	RP-2000	RP-2000

	For Potential Payments Upon Termination or Change-in-Control Tables, use Mortality Table pursuant to §417(e) of Internal Revenue Code	RR01-62	RR01-62

(1)	Information in the Summary Compensation Table and the Pension Benefits Table assumes the normal form of payment is a life annuity. For these tables, it is assumed that 5% of participants elect the normal form for benefits accrued prior to January 1, 2004 and 95% elect a lump-sum for benefits accrued prior to January 1, 2004. For benefits accrued after December 31, 2003, it is assumed that participants elect the normal form for benefits. Results in the Potential Payments Upon Termination or Change-in-Control Tables show the lump sum value of the participant’s accrued benefit as of December 31, 2003 plus an additional life annuity. For more information, see the subsection above entitled “Retirement Plan — Special Note on Lump Sum Payments.”

(2)	For the Retirement Plan and the Restoration Plan, participants may retire immediately under the early retirement provisions of each plan if they have reached age 55 and earned at least ten years of vesting service. Participants who retire prior to age 65 and do not meet early retirement eligibility requirements may elect an immediate annuity that is actuarially equivalent to their accrued benefit. For the Deferred Compensation Plan, participants may retire immediately under the early retirement provisions of the plan if they have reached age 55. Participants who terminate employment prior to retirement eligibility will not be eligible for a benefit under the Deferred Compensation Plan.

Nonqualified Deferred Compensation

The following table shows the activity during 2006 and the aggregate balance held by each of the Named Executive Officers at December 31, 2006 under the Deferred Compensation Plan:

				Aggregate	Aggregate Balance
	Executive	BancorpSouth	Aggregate	Withdrawals/	at December 31,
Name	Contributions	Contributions	Earnings(1)	Distributions	2006

Aubrey B. Patterson	$16,500	$—	$12,180	$—	$295,177
L. Nash Allen, Jr.	10,000	—	3,414	—	85,525
James V. Kelley	—	—	—	—	—
Michael L. Sappington	50,000	—	9,562	—	250,938
W. Gregg Cowsert	—	—	—	—	—

(1)	The amounts shown reflect interest earned with respect to deferred compensation during 2006. Because the interest rate on deferred compensation does not exceed 120% of the applicable federal long-term rate, these amounts are not reflected in the Summary Compensation Table.

Potential Payments Upon Termination or Change-in-Control

The following tables show the amounts that each Named Executive Officer would receive assuming that the Named Executive Officer resigned or retired, his employment was terminated, a change in control occurred or he died or became disabled effective December 31, 2006:

Mr. Patterson

					Termination
			Involuntary		Related to
Executive Benefits and			Termination		Change in		Death or
Payments Upon Termination	Retirement		without Cause		Control		Disability

Base Salary	$—		$—		$2,060,055	(1)	$—
Non-Equity Incentive Plan Compensation	824,022	(2)	—		4,120,110	(3)	824,022	(4)
Options (unexercised)	—		—		150,960	(5)	—
Restricted Stock (unvested)	—		—		375,480	(6)	375,480	(7)
Insurance Benefits	—		—		34,964	(8)	—
Restoration Plan	3,424,590	(9)	3,424,590	(9)	3,424,590	(9)	3,404,642	(10)
Deferred Compensation(11)	176,418		176,418		176,418		91,646
Accrued Vacation	52,822		52,822		52,822		52,822
Perquisites	—		—		14,452	(12)	—
Excise Tax Gross-up	—		—		2,301,584	(13)	—

Mr. Kelley

					Termination
			Involuntary		Related to
Executive Benefits and			Termination		Change in		Death or
Payments Upon Termination	Retirement		without Cause		Control		Disability

Base Salary	$—		$—		$1,358,184	(1)	$—
Non-Equity Incentive Plan Compensation	407,455	(2)	—		2,037,276	(3)	407,455	(4)
Options (unexercised)	—		—		67,320	(5)	—
Restricted Stock (unvested)	—		—		—		—
Insurance Benefits	—		—		34,964	(8)	—
Restoration Plan	131,141	(14)	131,141	(14)	131,141	(14)	128,140	(15)
Deferred Compensation(11)	66,393		66,393		66,393		53,469
Accrued Vacation	34,825		34,825		34,825		34,825
Perquisites	—		—		12,368	(12)	—
Excise Tax Gross-up	—		—		1,257,470	(13)	—

(1)	The amounts shown reflect a payment of 300% of the executive’s annual base compensation in effect at the time of the change in control if either the executive’s employment is terminated without cause or the executive terminates his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement.

(2)	The amounts shown reflect the cash bonus amount that would have been awarded under the Executive Performance Incentive Plan, assuming the attainment of the appropriate performance goals during 2006.

(3)	The amounts shown reflect a payment of 300% of the highest annual bonus amount the executive would be eligible to receive during 2006 if either the executive’s employment is terminated without cause or the executive terminates his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement. Pursuant to the Executive Performance Incentive Plan, participants will also receive the maximum incentive bonus payable if we experience a change in control.

(4)	The amounts shown reflect the cash bonus amount awarded under the Executive Performance Incentive Plan.

(5)	The amounts shown reflect the value of the shares of our common stock underlying the unvested options that would have become vested in accordance with the 1994 Stock Incentive Plan, assuming payment of an exercise price of $24.78 per share and a market value of $26.82. The amounts shown are payable upon a change in control, irrespective of termination of the executive’s employment.

(6)	The amount shown reflects the market value of the outstanding, unvested restricted shares of our common stock, which become vested in accordance with the 1994 Stock Incentive Plan. The amount shown is payable upon a change in control, irrespective of termination of the executive’s employment.

(7)	The amounts shown reflect the market value of the target stock amount awarded under the Executive Performance Incentive Plan. The amount shown is payable upon a change in control, irrespective of termination of the executive’s employment.

(8)	The amounts shown reflect the premiums for medical, disability and life insurance benefits for a 36-month period in accordance with the executive’s Change in Control Agreement.

(9)	Mr. Patterson would receive a lump sum payment of $3,424,590 plus a life annuity of $138,146 payable as of January 1, 2007.

(10)	Upon death, Mr. Patterson would receive a lump sum payment of $3,404,642 plus a life annuity of $134,778 payable as of January 1, 2007. Upon disability, Mr. Patterson would receive a life annuity of $450,345 payable as of October 1, 2007.

(11)	The amounts shown reflect an annuity payable as of January 1, 2007 for ten years pursuant to the Deferred Compensation Plan. The amounts are payable upon termination of the executive’s employment.

(12)	The amounts shown reflect general and executive fringe benefits offered to similarly situated executives including, but not limited to, auto allowance, financial planning, annual physical examination and civic and country club dues for a 36-month period in accordance with the executive’s Change in Control Agreement.

(13)	The amounts shown reflect a payment of all excise taxes imposed under Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable as a result of any reimbursements for Section 4999 excise taxes in accordance with the executive’s Change in Control Agreement. This calculation assumes the maximum federal income tax rate and is based on a five-year average of earnings reported on Form W-2 for the tax years 2001 through 2005.

(14)	Mr. Kelley would receive a lump sum payment of $131,141 plus a life annuity of $12,750 payable as of January 1, 2007.

(15)	Upon death, Mr. Kelley would receive a lump sum payment of $128,140 plus a life annuity of $12,703 payable as of January 1, 2007. Upon disability, Mr. Kelley would receive a life annuity of $88,227 payable as of September 1, 2014.

Mr. Sappington

					Termination
			Involuntary		Related to
Executive Benefits and			Termination		Change in		Death or
Payments Upon Termination	Retirement		without Cause		Control		Disability

Base Salary	$—		$—		$673,718	(1)	$—
Non-Equity Incentive Plan Compensation	213,568	(2)	—		673,718	(3)	213,568	(4)
Options (unexercised)	—		—		9,792	(5)	—
Restricted Stock (unvested)	—		—		—		—
Insurance Benefits	—		—		13,440	(6)	—
Restoration Plan	417,662	(7)	417,662	(7)	417,662	(7)	410,360	(8)
Deferred Compensation(9)	43,088		43,088		43,088		34,471
Accrued Vacation	25,912		25,912		25,912		25,912
Perquisites	—		—		9,738	(10)	—
Excise Tax Gross-up	—		—		421,199	(11)	—

Mr. Cowsert

					Termination
			Involuntary		Related to
Executive Benefits and			Termination		Change in		Death or
Payments Upon Termination	Retirement		without Cause		Control		Disability

Base Salary	$—		$—		$586,636	(1)	$—
Non-Equity Incentive Plan Compensation	205,323	(2)	—		586,636	(3)	205,323	(4)
Options (unexercised)	—		—		11,424	(5)	—
Restricted Stock (unvested)	—		—		—		—
Insurance Benefits	—		—		23,357	(6)	—
Restoration Plan	156,699	(12)	156,699	(12)	156,699	(12)	157,927	(13)
Deferred Compensation(9)	48,950		48,950		48,950		32,634
Accrued Vacation	22,563		22,563		22,563		22,563
Perquisites	—		—		4,553	(10)	—
Excise Tax Gross-up	—		—		371,077	(11)	—

(1)	The amounts shown reflect a payment of 200% of the executive’s annual base compensation in effect at the time of the change in control if either the executive’s employment is terminated without cause or the executive terminates his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement.

(2)	The amounts shown reflect the cash bonus amount that would have been awarded under the Home Office Incentive Plan, assuming the attainment of the appropriate performance goals during 2006.

(3)	The amounts shown reflect a payment of 200% of the highest annual bonus amount the executive would be eligible to receive during 2006 if either the executive’s employment is terminated without cause or the executive terminates his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement. Pursuant to the Home Office Incentive Plan, participants will also receive the maximum incentive bonus payable if we experience a change in control.

(4)	The amounts shown reflect the cash bonus amount awarded under the Home Office Incentive Plan.

(5)	The amounts shown reflect the value of the shares of our common stock underlying the unvested options that would have become vested in accordance with the 1994 Stock Incentive Plan, assuming payment of an exercise price of $24.78 per share and a market value of $26.82. The amounts shown are payable upon a change in control, irrespective of termination of the executive’s employment.

(6)	The amounts shown reflect the premiums for medical, disability and life insurance benefits for a 24-month period in accordance with the executive’s Change in Control Agreement.

(7)	Mr. Sappington would receive a lump sum payment of $417,662 plus a life annuity of $21,011 payable as of January 1, 2007.

(8)	Upon death, Mr. Sappington would receive a lump sum payment of $410,360 plus a life annuity of $20,382 payable as of January 1, 2007. Upon disability, Mr. Sappington would receive a life annuity of $109,549 payable as of July 1, 2014.

(9)	The amounts shown reflect an annuity payable as of January 1, 2007 for ten years pursuant to the Deferred Compensation Plan. The amounts are payable upon termination of the executive’s employment.

(10)	The amounts shown reflect general and executive fringe benefits offered to similarly situated executives including, but not limited to, auto allowance, financial planning, annual physical examination and civic and country club dues for a 24-month period in accordance with the executive’s Change in Control Agreement.

(11)	The amounts shown reflect a payment of all excise taxes imposed under Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable as a result of any reimbursements for Section 4999 excise taxes in accordance with the executive’s Change in Control Agreement. This calculation assumes the maximum federal income tax rate and is based on a five-year average of earnings reported on Form W-2 for the tax years 2001 through 2005.

(12)	Mr. Cowsert would receive a lump sum payment of $156,699 plus a life annuity of $18,048 payable as of January 1, 2007.

(13)	Upon death, Mr. Cowsert would receive a lump sum payment of $157,927 plus a life annuity of $16,207 payable as of January 1, 2007. Upon disability, Mr. Cowsert would receive a life annuity of $56,404 payable as of February 1, 2012.

Mr. Allen

					Termination
			Involuntary		Related to
Executive Benefits and			Termination		Change in		Death or
Payments Upon Termination	Retirement		without Cause		Control		Disability

Base Salary	$—		$—		$209,495	(1)	$—
Non-Equity Incentive Plan Compensation	113,128	(2)	—		188,546	(3)	113,128	(4)
Options (unexercised)	—		—		9,792	(5)	—
Restricted Stock (unvested)	—		—		—		—
Insurance Benefits	—		—		12,304	(6)	—
Restoration Plan	115,204	(7)	115,204	(7)	115,204	(7)	112,345	(8)
Deferred Compensation(9)	36,904		36,904		36,904		20,989
Accrued Vacation	16,125		16,125		16,125		16,125
Perquisites	—		—		11,596	(10)	—
Excise Tax Gross-up	—		—		—		—

(1)	The amount shown reflects a payment of Mr. Allen’s annual base compensation in effect at the time of the change in control if either Mr. Allen’s employment is terminated without cause or Mr. Allen terminates his employment with cause within 24 months following a change in control in accordance with his Change in Control Agreement.

(2)	The amount shown reflects the cash bonus amount that would have been awarded under the Home Office Incentive Plan, assuming the attainment of the appropriate performance goals during 2006.

(3)	The amount shown reflects a payment of the highest annual bonus amount Mr. Allen would be eligible to receive during 2006 if either Mr. Allen’s employment is terminated without cause or Mr. Allen terminates his employment with cause within 24 months following a change in control in accordance with his Change in Control Agreement. Pursuant to the Home Office Incentive Plan, Mr. Allen will also receive the maximum incentive bonus payable if we experience a change in control.

(4)	The amount shown reflects the target cash bonus amount awarded under the Home Office Incentive Plan.

(5)	The amounts shown reflect the value of the shares of our common stock underlying the unvested options that would have become vested in accordance with the 1994 Stock Incentive Plan, assuming payment of an exercise price of $24.78 per share and a market value of $26.82. The amount shown is payable upon a change in control, irrespective of termination of the executive’s employment.

(6)	The amount shown reflects the premiums for medical, disability and life insurance benefits for a 12-month period in accordance with Mr. Allen’s Change in Control Agreement.

(7)	Mr. Allen would receive a lump sum payment of $115,204 plus a life annuity of $14,884 payable as of January 1, 2007.

(8)	Upon death, Mr. Allen would receive a lump sum payment of $112,345 plus a life annuity of $15,468 payable as of January 1, 2007. Upon disability, Mr. Allen would receive a life annuity of $29,910 payable as of June 1, 2009.

(9)	The amounts shown reflect an annuity payable as of January 1, 2007 for ten years pursuant to the Deferred Compensation Plan. The amounts are payable upon termination of the executive’s employment.

(10)	The amount shown reflects general and executive fringe benefits offered to similarly situated executives including, but not limited to, auto allowance, financial planning, annual physical examination and civic and country club dues for a 12-month period in accordance with Mr. Allen’s Change in Control Agreement.

We maintain certain compensatory arrangements that are intended to provide payments to the Named Executive Officers upon their resignation or retirement. These include the Retirement Plan, the Restoration Plan, the deferred pension arrangement and the 401(k) Plan, which are described above. We also maintain the Deferred Compensation Plan, which permits Named Executive Officers to elect to defer a portion of their compensation to retirement or termination of employment. The compensatory arrangements described in the following paragraphs under certain circumstances also provide payments or benefits upon resignation, retirement or termination of employment.

We have entered into an agreement with each of Messrs. Patterson, Allen, Kelley, Sappington and Cowsert that provides certain benefits in the event that we experience a change in control and we terminate the officer’s employment without cause, or the officer resigns for cause within 24 months after the change in control. A “change in control” is defined to include (1) any person or group becoming the beneficial owner, directly or indirectly, of 25% or more of our outstanding voting securities; (2) during any period of two consecutive years, a change in a majority of our Board of Directors (however, new directors who were approved by a two-thirds vote of the directors still in office who either were directors at the beginning of the period or were so approved by the Board of Directors do not count toward the change in a majority); (3) approval by our shareholders of a merger or consolidation with any other corporation, other than a merger or consolidation resulting in our voting securities immediately prior to the transaction representing more than 65% of the merged or consolidated securities; or (4) approval by our shareholders of a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets.

The amount of benefits payable under the agreements to Messrs. Patterson and Kelley is 300% of the amount of annual base compensation and the highest annual bonus that the officer would otherwise be entitled to receive in the year that the change in control occurs. In addition, all insurance and fringe benefits that are offered to similarly situated employees immediately prior to the change in control will be provided for a period of 36 months and, if the officer is subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, we will reimburse him for all excise taxes that are imposed under Section 280G and any income and excise taxes payable by the officer as a result of any reimbursements for Section 280G excise taxes. All cash benefits payable under the agreements will be paid in a single lump sum within ten days following the date of termination.

The amount of benefits payable under the agreements to Messrs. Sappington and Cowsert is 200% of the amount of annual base compensation and the highest annual bonus that the officer would otherwise be entitled to receive in the year that the change in control occurs. In addition, all insurance and fringe benefits that are offered to similarly situated employees immediately prior to the change in control will be provided for a period of 24 months and, if the officer is subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, we will reimburse him for all excise taxes that are imposed under Section 280G and any income and excise taxes payable by the officer as a result of any reimbursements for Section 280G excise taxes. All cash benefits payable under the agreements will be paid in a single lump sum within ten days following the date of termination.

The amount of benefits payable under the agreements to Mr. Allen is the amount of annual base compensation and the highest annual bonus that Mr. Allen would otherwise be entitled to receive in the year that the change in control occurs. In addition, all insurance and fringe benefits that are offered to similarly situated employees immediately prior to the change in control will be provided for a period of 12 months and, if Mr. Allen is subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, we will reimburse him for all excise taxes that are imposed under Section 280G and any income and excise taxes payable by Mr. Allen as a result of any reimbursements for Section 280G excise taxes. All cash benefits payable under the agreements will be paid in a single lump sum within ten days following the date of termination.

Under our Stock Bonus Agreement with Mr. Patterson, dated January 20, 1998, as amended, if we experience a change in control, Mr. Patterson can terminate his agreement and receive all shares of common stock remaining in escrow under the agreement. In consideration for the shares awarded under this agreement, Mr. Patterson agreed to a non-competition covenant for two years from the date of termination of the Stock Bonus Agreement, unless Mr. Patterson terminates the Stock Bonus Agreement after a change in control. Furthermore, Mr. Patterson agreed not to solicit for employment any of our employees for two years after termination of the Stock Bonus Agreement. We will make additional payments to Mr. Patterson to the extent he becomes subject to an excise tax under Section 4999 of the Internal Revenue Code as a result of the payments under the Stock Bonus Agreement.

All unexercisable options granted under our stock option plans, including options granted to the Named Executive Officers, become exercisable immediately if we undergo a change in control. Under the Executive Performance Incentive Plan, if we experience a change in control, the Executive Compensation and Stock Incentive Committee will pay the maximum amount payable under the incentive bonus to all participants in the Executive Performance Incentive Plan. This payment will be made as soon as practicable following the change in control.

Compensation Committee Interlocks and Insider Participation

During 2006, the Executive Compensation and Stock Incentive Committee consisted of Travis E. Staub (Chairman), Hassell Franklin, Bob Nolan and Turner O. Lashlee. None of the members of the Executive Compensation and Stock Incentive Committee has at any time been an officer or employee of BancorpSouth or its subsidiaries. Members of the Executive Compensation and Stock Incentive Committee may, from time to time, have banking relationships in the ordinary course of business with our subsidiary, BancorpSouth Bank, as described in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” Mr. Franklin, Mr. Nolan and Mr. Lashlee had no other relationship during 2006 requiring disclosure by us. Mr. Staub had a relationship with BancorpSouth Bank during 2006 as described in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” During 2006, none of our executive officers served as a member of another entity’s compensation committee, one of whose executive officers served on our Executive Compensation and Stock Incentive Committee or was a director of BancorpSouth, and none of our executive officers served as a director of another entity, one of whose executive officers served on our Executive Compensation and Stock Incentive Committee.

DIRECTOR COMPENSATION

The following table provides information with respect to non-employee director compensation for the fiscal year ended December 31, 2006:

							Change in
							Pension Value
							and
			Fees				Nonqualified
			Earned or			Non-Equity	Deferred
	Fees Earned or		Paid in		Option	Incentive Plan	Compensation	All Other
Name(1)	Paid in Cash(2)		Stock(3)		Awards(4)	Compensation	Earnings	Compensation	Total

Hassell H. Franklin*	$26,250		$26,250		$91,116	$—	$—	$—	$143,616
W. G. Holliman, Jr.	23,000		23,000		91,116	—	—	—	137,116
Larry G. Kirk*	22,500	(5)	22,500	(5)	91,116	—	—	—	136,116
Turner O. Lashlee	24,250		24,250		91,116	—	—	—	139,616
Guy W. Mitchell, III	—		32,500		91,116	—	—	—	123,616
R. Madison Murphy	17,375		17,375		91,116	—	—	—	125,866
Robert C. Nolan	17,625		17,625		91,116	—	—	—	126,366
W. Cal Partee, Jr.	—		35,500		91,116	—	—	—	126,616
Alan W. Perry	—		31,000		91,116	—	—	—	122,116
Travis E. Staub*	26,600		26,600		91,116	—	—	—	144,316

*	Committee Chair.

(1)	Messrs. Patterson and Kelley, who are employees of BancorpSouth, do not receive compensation for serving as members of the Board of Directors.

(2)	Our directors are required to take at least 50% of the fees payable to them for their service as directors (annual retainers and meeting attendance fees) in the form of our common stock. A director may elect to take a larger percentage of his fees in our common stock. Payments in stock are valued at market price on the date the fee is paid. Further, certain of our directors (Messrs. Franklin, Holliman, Kirk and Staub) have elected under our Deferred Directors’ Fee Unfunded Plan to defer receipt of all or a portion of the cash fees to which they are entitled until such time as they cease to be directors.

(3)	The amounts shown reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R.

(4)	The amounts shown reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R and includes options to purchase 3,600 shares of our common stock awarded to non-employee directors under the 1995 Non-Qualified Stock Option Plan on May 1, 2006. As of December 31, 2006, the grant date fair value of each option award made to each director during 2006, computed in accordance with FAS 123R, and the aggregate number of shares of our common stock underlying outstanding options were as follows:

		Number of Securities Underlying
	Grant Date	Outstanding Option Awards
Name	Fair Value	(Exercisable)		(Unexercisable)

Hassell H. Franklin	$24,912	32,943	*	3,600
W. G. Holliman, Jr.	24,912	26,400		3,600
Larry G. Kirk	24,912	14,400		3,600
Turner O. Lashlee	24,912	32,943	*	3,600
Guy W. Mitchell, III	24,912	10,800		3,600
R. Madison Murphy	24,912	18,000		3,600
Robert C. Nolan	24,912	18,000		3,600
W. Cal Partee, Jr.	24,912	18,000		3,600
Alan W. Perry	24,912	32,943	*	3,600
Travis E. Staub	24,912	26,400		3,600

*	Includes 2,181 shares of our common stock underlying outstanding SARs.

(5)	Mr. Kirk was inadvertently underpaid $1,000 in 2006 for committee fees. That amount is not shown and will be paid in 2007.

Directors who are also our employees receive no additional compensation for serving on our Board of Directors or any committee thereof. Each of our directors also currently serves on the Board of Directors of BancorpSouth Bank. Our non-employee directors receive the following compensation for their service:

•	an annual retainer of $6,000 for serving on each of the boards, for a total annual retainer of $12,000;

•	a meeting fee of $1,500 for each regular or special meeting of our Board of Directors attended and $2,000 for each regular or special meeting of the Board of Directors of BancorpSouth Bank attended (the meeting fee is reduced to $1,000 for meetings of our Board of Directors that are held on the same day as meetings of the Board of Directors of BancorpSouth Bank);

•	members of the Executive Committee and the Chairman of the Audit Committee receive a fee of $2,000 for each committee meeting attended;

•	members of other standing committees of either board receive $1,000 for each committee meeting attended in person and one-half of the applicable fee for each committee meeting attended via conference call;

•	chairmen of standing or special committees of the Board of Directors, other than the Audit Committee, receive an additional fee of $100 for each meeting attended for serving as such;

Directors are also reimbursed for necessary travel expenses and are insured under our group life insurance plan for amounts of $15,000 to age 65 and $9,750 from age 65 until reaching age 70.

Each of our non-employee directors participates in our 1995 Non-Qualified Stock Option Plan. The 1995 Non-Qualified Stock Option Plan automatically grants options to purchase 3,600 shares of our common stock to non-employee directors on May 1 of each year. Options can be exercised at any time after the date of the annual meeting of shareholders that follows the date of grant, provided that the director continuously serves during that term. The exercise price of an option is the fair market value of the common stock on the date of grant. Options expire upon the earlier of ten years after the date of grant or termination of service as a director. The 1995 Non-Qualified Stock Option Plan is administered by the Executive Compensation and Stock Incentive Committee, which may not deviate from the express annual awards provided for in the plan. A total of 564,000 shares of common stock are currently reserved for issuance under the 1995 Non-Qualified Stock Option Plan. As of January 31, 2007, options to exercise 439,964 shares of common stock have been granted under this plan, of which 130,554 options have been exercised.

We do not provide stock awards to our non-employee directors.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of three directors, each of whom is “independent” as defined by the listing standards of the New York Stock Exchange. The Audit Committee held 13 meetings in 2006. These meetings facilitated communication with senior management, the internal auditors and BancorpSouth’s independent auditors. During 2006, the Audit Committee held discussions with the internal and independent auditors, both with and without management present, on the results of their examinations and the overall quality of BancorpSouth’s financial reporting and internal controls.

The role and responsibilities of the Audit Committee are set forth in an Amended and Restated Charter adopted by the Board of Directors, a copy of which is available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Governance.” In fulfilling its responsibilities, the Audit Committee:

•	Reviewed and discussed with management BancorpSouth’s audited consolidated financial statements for the year ended December 31, 2006 and BancorpSouth’s unaudited quarterly consolidated financial statements during 2006 (including the disclosures contained in BancorpSouth’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”);

•	Discussed with KPMG LLP, BancorpSouth’s independent auditors, the matters required to be discussed under Statements on Auditing Standards No. 61, as amended, both with and without management present; and

•	Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and discussed with KPMG LLP their independence.

Based on the Audit Committee’s review and discussions as described above, and in reliance thereon, the Audit Committee recommended to BancorpSouth’s Board of Directors that our audited consolidated financial statements for the year ended December 31, 2006 be included in BancorpSouth’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee:

Larry G. Kirk (Chairman)
R. Madison Murphy
W. Cal Partee, Jr.

The information contained in this report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407(d)(5), or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that BancorpSouth specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION AND STOCK INCENTIVE COMMITTEE REPORT

The Executive Compensation and Stock Incentive Committee has reviewed and discussed the Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b) with management. Based on such review and discussions, the Executive Compensation and Stock Incentive Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in BancorpSouth’s Annual Report on Form 10-K for the year ended December 31, 2006.

Executive Compensation and Stock Incentive Committee:

Travis E. Staub (Chairman)
Hassell H. Franklin
Robert C. Nolan
Turner O. Lashlee

Dated: March 21, 2007

The information contained in this report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407(e)(5), or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that BancorpSouth specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BancorpSouth Bank, our wholly-owned subsidiary, conducts banking transactions in the ordinary course of business with our officers and directors and their associates, affiliates and family members, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with persons not related to BancorpSouth and which do not involve more than the normal risk of collectibility or present other unfavorable features. While certain provisions of the Sarbanes-Oxley Act of 2002 generally prohibit us from making personal loans to our directors and executive officers, it permits BancorpSouth Bank and certain of our other subsidiaries to make loans to our directors and executive officers so long as these loans are on non-preferential terms. During the year ended December 31, 2006, BancorpSouth Bank made loans to our directors and executive officers and their family members that (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to BancorpSouth Bank, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

Pursuant to its amended and restated charter, the Executive Compensation and Stock Incentive Committee reviews and recommends to the Board for approval in advance all “related persons” or affiliate transactions between us or BancorpSouth Bank and any of their “related persons” or affiliates, or transactions in which any of such persons directly or indirectly is interested or benefited.

During 2006, Laura Staub Young, the daughter of director Travis E. Staub, was employed by BancorpSouth Bank as First Vice President, Student Loan Manager. Clayton H. Patterson, the son of Chairman of the Board and Chief Executive Officer Aubrey B. Patterson, was employed by BancorpSouth Bank as a Vice President during 2006. Also, James Kevin Martin, the son-in-law of Aubrey B. Patterson, was employed as an Administration Officer for Network Services of BancorpSouth Bank in 2006. During 2006, each of Ms. Young, Mr. Patterson and Mr. Martin was paid an aggregate amount of salary and bonus less than $120,000 and received other benefits comparable to those received by employees having similar positions. The compensation of each was established by BancorpSouth Bank in accordance with its employment and compensation practices applicable to employees holding comparable positions.

GENERAL INFORMATION

Counting of Votes

All matters specified in this Proxy Statement that are to be voted on at the annual meeting will be voted upon by ballot. Inspectors of election will be appointed, among other things, to determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes on ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each proposal presented herein to be voted on at the annual meeting must be approved by the affirmative vote of the holders of the number of shares described under each such proposal. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” and will be disregarded in the calculation of a plurality or of “votes cast.” Abstentions will, however, have the effect of a vote “against” those matters that require approval by a majority of the shares represented at the meeting and entitled to vote.

Inspectors of election will treat shares referred to as “broker non-votes” (i.e., shares held of record by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, however, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of the outstanding shares of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. These officers, directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms and certain other forms that they file. There are specific due dates for these reports, and we are required to report in this Proxy Statement any failure to file reports as required for 2006. Based solely upon a review of the applicable filings on the SEC’s EDGAR website, copies of reports furnished to us and written representations that no other reports were required, we believe that these reporting and filing requirements were complied with for 2006.

Shareholder Nominations and Proposals

Shareholders who would like to recommend director nominees or make a proposal for consideration at the 2008 annual meeting of shareholders should submit the nomination or proposal, along with proof of ownership of our common stock in accordance with Rule 14a-8(b)(2) promulgated under the Securities Exchange Act of 1934, in writing and mailed to the Corporate Secretary at the address listed below. We must receive all such nominations and proposals not later than November 24, 2007 in order for the nomination or proposal to be included in our proxy statement. Shareholder nominations and proposals submitted after November 24, 2007 but before December 24, 2007 will not be included in our proxy statement, but may be included in the agenda for our 2008 annual meeting if submitted to our Corporate Secretary at the address listed below and if such nomination or proposal includes:

•	the name and address of the shareholder;

•	the class and number of shares of common stock held of record and beneficially owned by such shareholder;

•	the name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of common stock are registered on our stock transfer books;

•	a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice;

•	a brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders;

•	any personal or other material interest of the shareholder in the business to be submitted;

•	as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	all other information relating to the nomination or proposed business that may be required to be disclosed under applicable law.

In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information we reasonably request. Such notice shall be sent to the following address:

BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary

Any nomination for director or other proposal by a shareholder that is not timely submitted and does not comply with these notice requirements will be disregarded and, upon the instructions of the presiding officer of the annual meeting, all votes cast for each such nominee and such proposal will be disregarded.

The individuals named as proxies on the proxy card for our 2008 annual meeting of shareholders will be entitled to exercise their discretionary authority in voting proxies on any shareholder proposal that is not included in our proxy statement for the 2008 annual meeting, unless we receive notice of the matter to be proposed not earlier than November 24, 2007 nor later than December 24, 2007 and in accordance with the requirements listed above. Even if proper notice is received within such time period, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of the proposal and how the proxies intend to exercise their discretion to vote on these matters, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

Householding of Proxy Materials and Annual Reports

The SEC rules regarding delivery of proxy statements and annual reports may be satisfied by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding” and can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one proxy statement and annual report to certain multiple shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. Shareholders who participate in householding, however, will continue to receive separate proxy cards. We undertake to deliver promptly upon request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold our common stock as a registered shareholder and prefer to receive separate copies of a proxy statement and/or annual report either now or in the future, please call 1-800-568-3476 or send a written request to:

BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary

If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Shareholders who share an address and are receiving multiple copies of proxy statements and annual reports and would prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement and/or annual report by calling 1-800-568-3476 or sending a written request to the address above.

Miscellaneous

We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of common stock in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.

Our management is not aware of any matters other than those described above which may be presented for action at the annual meeting. If any other matters properly come before the annual meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies, subject to the direction of our Board of Directors.

A copy of our 2006 Annual Report to Shareholders has been mailed to all shareholders entitled to notice of and to vote at the annual meeting.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2006 will be furnished without charge to any shareholder who requests such report by sending a written request to:

BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary

A copy of our Form 10-K may also be obtained without charge on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “SEC Filings” and through the SEC’s website at www.sec.gov.

BANCORPSOUTH, INC.

AUBREY B. PATTERSON
Chairman of the Board
and Chief Executive Officer

March 23, 2007

APPENDIX A

AMENDMENT TO ARTICLES OF INCORPORATION OF
BANCORPSOUTH, INC.

To the Secretary of State of the State of Mississippi:

Pursuant to the provisions of Section 79-4-10.06 of the Mississippi Business Corporation Act, BancorpSouth, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Mississippi, hereby amends its Restated Articles of Incorporation as follows:

(1) The name of the Corporation is BancorpSouth, Inc.

(2) The fourth sentence of Article 6(a) of the Corporation’s Restated Articles of Incorporation is deleted in its entirety and the following inserted in lieu thereof:

“If a vacancy occurs on the Board of Directors for any reason, including a vacancy resulting from an increase in the number of directors, the Board of Directors may fill the vacancy, provided that the Board of Directors may elect instead to (i) not fill the vacancy or (ii) have the vacancy filled by vote of the shareholders at any regular or special meeting of the shareholders.”

(3) The cite to Section 79-4-8.53(1) of the Mississippi Business Corporation Act in the second to last sentence of Article 9(a) shall be replaced with the following cite:

“Section 79-4-8.53(a)(1)”

(4) This amendment was duly adopted by the shareholders of the Corporation at a meeting held on April 25, 2007. The Corporation’s common stock is its only class of outstanding shares, each of the           outstanding shares of which is entitled to one vote separately on the amendment. The holders of            shares of common stock were indisputably represented at the meeting,            shares of common stock were cast for the amendment, and the number cast for the amendment was sufficient for approval of the amendment.

Aubrey B. Patterson
Chairman of the Board and
Chief Executive Officer

Dated:           , 2007

A-1

APPENDIX B

BANCORPSOUTH, INC.
DIRECTOR INDEPENDENCE STANDARDS

The Board of Directors of BancorpSouth, Inc., through its Nominating Committee, on an annual basis, reviews the independence of all directors, affirmatively makes a determination as to the independence of each director and discloses the basis for those determinations. No director will qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with BancorpSouth (either directly or as a partner, shareholder or officer of an organization that has a relationship with BancorpSouth). In each case, the Board will broadly consider all relevant facts and circumstances when making independence determinations. To assist the Board in determining whether a director is independent, the Board of Directors shall consider the standards set forth below. In addition to the independence determinations referenced above, BancorpSouth may also have to disclose other relationships pursuant to Securities and Exchange Commission and/or New York Stock Exchange rules and regulations.

Employment.

I. A director will not be considered independent if, within the preceding three years:

•	the director was employed by BancorpSouth; provided, however, that employment as an interim Chairman or Chief Executive Officer or other executive officer will not disqualify a director from being considered independent following that employment;

•	an immediate family member of the director was employed by BancorpSouth as an executive officer;

•	the director was (but is no longer) a partner or employee of a firm that is BancorpSouth’s internal or external auditor and personally worked on BancorpSouth’s audit within that time;

•	an immediate family member of the director was (but is no longer) a partner or employee of a firm that is BancorpSouth’s internal or external auditor and personally worked on BancorpSouth’s audit within that time;

•	the director was employed as an executive officer of another company at the same time when a present BancorpSouth executive officer served on that company’s compensation committee; or

•	an immediate family member of the director was employed as an executive officer of another company at the same time when a present BancorpSouth executive officer served on that company’s compensation committee.

II. A director will not be considered independent if:

•	the director or an immediate family member is a current partner of a firm that is BancorpSouth’s internal or external auditor;

•	the director is a current employee of a firm that is BancorpSouth’s internal or external auditor; or

•	the director has an immediate family member who is a current employee of a firm that is BancorpSouth’s internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice.

Compensation.  A director will not be considered independent if, within the preceding three years, the director, or his or her immediate family member, receives more than $100,000 during any twelve-month period in direct compensation from BancorpSouth, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such service is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer will not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of BancorpSouth (other than an executive officer) will not be considered in determining independence under this test.

B-1

Audit Committee members will not be considered independent if he or she, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee, (i) accepts directly or indirectly any consulting, advisory or other compensatory fee from BancorpSouth or any of its subsidiaries or (ii) is an affiliated person of BancorpSouth or any of its subsidiaries. For purposes of this paragraph, compensatory fees do not include, however, the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with BancorpSouth; provided that such compensation is not contingent in any way on continued service. An Audit Committee member that sits on the Board of Directors of BancorpSouth and one of its subsidiaries may be considered independent, even though he or she would be deemed to be an affiliate of a subsidiary of BancorpSouth, if he or she, except for being a director on each such Board of Directors, otherwise meets the independence requirements set forth above in this paragraph for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the Board of Directors, Audit Committee or any other Board Committee of each such entity.

Customer Relationships.  A director will not fail to be considered independent solely as a result of lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment banking, investment management, custodial, securities brokerage, cash management and similar services) between BancorpSouth and its subsidiaries, on the one hand, and the director or a company in which the director is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other, provided that:

•	such relationships are in the ordinary course of business of BancorpSouth and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

•	with respect to extensions of credit by BancorpSouth or its subsidiaries to such director, company or its subsidiaries:

such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve, Sections 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities Exchange Act of 1934; and

no event of default has occurred under the extension of credit.

Business Relationships.  A director will not be considered independent if the director is a current employee, or any immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, BancorpSouth for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. Contributions to tax exempt organizations are not considered “payments” for purposes of these standards; provided, however, that a director will not be considered independent if the Board determines that a director has had a material relationship with BancorpSouth within the preceding three years due to charitable contributions made by BancorpSouth to a charitable organization in which a director serves as an executive officer.

Definitions.  For purposes of these independence standards, “immediate family members” of a director include the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home. The Board of Directors of BancorpSouth need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

B-2

Admission Ticket
Electronic Voting Instructions
You can vote by Internet or telephone.
Available 24 hours a day, 7 days a week.
You may vote by mail by returning the proxy card below or you may choose one of the two voting methods outlined below.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 10:59 p.m., Central Time, on April 24, 2007.
Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
· Follow the simple instructions to record your vote.
Vote by telephone
• Call toll-free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch-tone telephone. There is NO CHARGE to you for the call.
· Follow the simple instructions to record your vote.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU DO NOT VOTE VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	01 — Larry G. Kirk	02 — Guy W. Mitchell, III	03 — R. Madison Murphy	04 — Aubrey B. Patterson

[ ] Mark here to vote FOR all nominees	[ ] Mark here to WITHHOLD vote from all nominees	[ ] For All Except -	To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

2.	To ratify the appointment of KPMG LLP as independent auditors of BancorpSouth, Inc. and its subsidiaries for the year ending December 31, 2007.	For [ ]	Against [ ]	Abstain [ ]

3.	To approve the proposed amendment to BancorpSouth’s Restated Articles of Incorporation.	For [ ]	Against [ ]	Abstain [ ]

B Non-Voting Items
Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign your name as it appears on this proxy card. In case of multiple or joint ownership, all must sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

YOUR VOTE IS IMPORTANT
If you do not vote by telephone or Internet, please vote, sign and date this proxy card and return it promptly in the enclosed postage-paid envelope to
Computershare Investor Services,
P.O. Box 43102, Providence, RI 02940, so that your shares may be represented at the annual meeting.

Proxy — BANCORPSOUTH, INC.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 25, 2007.
The signator on the other side of this card hereby appoints W.G. Holliman, Turner O. Lashlee and Alan W. Perry, or any of them, as proxies, with full powers of substitution and resubstitution, to vote all of the shares of BancorpSouth, Inc. common stock which the signator on the other side of this card is entitled to vote at the annual meeting of shareholders of BancorpSouth, Inc. to be held at BancorpSouth Arena, 375 East Main Street, Tupelo, Mississippi on Wednesday, April 25, 2007, at 9:30 a.m. (Central Time), and at any adjournment thereof.
This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, the named proxies will vote (1) FOR the election as directors of the nominees named on the other side of this card; (2) FOR ratification of the Audit Committee’s selection and appointment of the accounting firm of KPMG LLP as independent auditors of BancorpSouth, Inc. and its subsidiaries for the year ending December 31, 2007; (3) FOR the proposed amendment to BancorpSouth’s Restated Articles of Incorporation; and (4) in accordance with the recommendations of the Board of Directors on any other proposal that may properly come before the annual meeting. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
Please vote, sign and date this proxy card and return it promptly using the enclosed postage-paid envelope.
(Continued, and to be dated and signed, on the other side.)